Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

HAWTHORNE AT THE PINES

LOCATED AT

800 CHURCH HILL DOWNS DRIVE

ABERDEEN, NORTH CAROLINA 28315

ARTICLE 1:PROPERTY/PURCHASE PRICE

1.1 Certain Basic Terms.

(a) Purchaser and Notice Address:	BHM dst Acquisitions, LLC c/o Bluerock Real Estate, L.L.C. 919 Third Avenue, Suite 4000 New York, New York 10022 Attn: Lauren Davis Email: ldavis@bluerock.com

With a copies to:

c/o Bluerock Real Estate, L.L.C.
919 Third Avenue, Suite 4000

New York, New York 10022
Attn: Steve Siptrott
Email: ssiptrott@bluerock.com

Hunton Andrews Kurth LLP

200 Park Avenue, 52nd Floor

New York, New York 10166

Attention: Laurie Grasso, Esq.

E-mail: lgrasso@hunton.com

(b) Seller and Notice Address:	Hawthorne Pines, LLC c/o Hawthorne Residential Partners 300 South Tryon Street, Suite 410 Charlotte, North Carolina 28202 Attn: Shoff Allison Email: sallison@hrpliving.com

With a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 Attn: Alison Jones and Colony C. Canady Email: alison.jones@alston.com and colony.canady@alston.com

(c) Date of this Agreement:	April 8, 2025

(d) Purchase Price:	$56,600,000.00

(e) Deposit:	$1,500,000.00

(f) Earnest Money:	Collectively, the Deposit, together with any other deposits of earnest money made pursuant to the terms of this Agreement. The definition of “Earnest Money” shall not include any interest earned thereon, which interest shall be paid to Purchaser.

(g) Due Diligence Period:	The period commencing on February 27, 2025, and ending on April 4, 2025.

(h) Closing Date:	April 24, 2025, or such earlier date as mutually agreed to by Seller and Purchaser or such date as may be extended in accordance with the terms of this Agreement; provided, however, in no event shall the Closing Date occur later than 2:00 p.m. Eastern time on April 29, 2025 (the “Outside Closing Date”).

(i) Title Company and Escrow Agent:	Chicago Title Insurance Company 200 S Tryon Street, Suite 800 Charlotte, North Carolina 28202 Attn: Dana Van Nus Telephone: (704) 319-7098 Email: dana.vannus@ctt.com

(j) Broker:	Newmark

1.2    Property. Subject to the terms of this Purchase and Sale Agreement (the “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

(a)    The real property described in Exhibit A (the “Land”), together with the buildings, structures, improvements, parking areas, facilities and installations located thereon (the “Improvements”), and all right, title and interest of Seller in and to easements, licenses, interests, tenements, hereditaments and appurtenances of the Land, including any development rights relating thereto, and, without warranty (except as expressly set forth in this Agreement or in any of the Seller Closing Documents (as hereinafter defined)), all right, title and interest of Seller in and to all rights of way, sidewalks, alleys, strips and gores and the land lying within any street, roadway or alley adjoining the Land or any vacated or hereafter vacated street or alley adjoining said Land (collectively, the “Real Property”);

(b)    All of Seller’s right, title and interest, if any, in and to all fixtures, furniture, furnishings, equipment, machinery, supplies and other tangible personal property, if any, owned or leased by Seller, as more particularly described on Schedule 1 attached hereto (the “Tangible Personal Property”) and now or hereafter located on the Land, but excluding any items of personal property owned by tenants, any managing agent, or others, and any computer hardware and any software installed therein; provided, however, that Purchaser shall remove all references to "Hawthorne at the Pines", and any trade names or trademarks that include the name "Hawthorne" or that are associated with Hawthorne Residential Partners contained on any signs, within ninety (90) calendar days after the Closing Date, which obligation shall survive Closing.

(c)    All of Seller’s interest, as landlord, in the leases, subleases, lettings, licenses or occupancy agreements relating to the Real Property, and all leases which may be made by Seller after the Date of this Agreement and before Closing as permitted by this Agreement, including all amendments, modifications, supplements, guaranties, additions, extensions and renewals thereof or with respect thereto (collectively, the “Leases”) and all unapplied refundable security deposits and any letters of credit with respect to the Leases (collectively, the “Security Deposits”), together with any reimbursements and other refundable sums due under the Leases, including, without limitation, prepaid fees and rent thereunder.

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(d)    All of Seller’s right, title and interest, if any, in and to all intangible personal property related to the Real Property, including, without limitation, all of the following items, to the extent assignable and without representation or warranty (except as expressly set forth in this Agreement or in any of the Seller Closing Documents) (the “Intangible Personal Property”): (A) licenses, permits, approvals, consents, authorizations, variances or waivers and certificates of occupancy relating to the Property (the “Permits”), (B) the right to use on a non-exclusive basis any and all tradenames, trademarks, marketing materials, logos and marks in connection with the Property (including any websites, URLs and social media or networking accounts), to the extent owned by Seller (and not Seller's property manager), (C) if still in effect, all guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the operation of the Property, (D) telephone exchange numbers, general ledgers, account and tenant files, (E) plans and specifications and other architectural and engineering drawings for the Improvements, if any, and (F) contract rights related to the operation, ownership or management of the Real Property, including, without limitation, Seller’s rights, if any, under the Service Contracts (but only to the extent Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); but, Intangible Personal Property shall specifically exclude any and all trademarks, service marks and trade names of Seller and Seller’s Affiliates (including "Hawthorne" and all derivations thereof) and with reservation by Seller to use the name “Hawthorne” in connection with other property owned by Seller or Seller’s Affiliates.

1.3    Earnest Money; Deposit. The Deposit, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than the date that is three (3) business days after the Date of this Agreement. In the event that Purchaser fails to timely deposit the Deposit with the Escrow Agent, this Agreement shall be of no force and effect. At Closing, the Earnest Money shall be applied to the Purchase Price. Otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with the provisions of this Agreement.

1.4    Independent Contract Consideration. Contemporaneously with the execution of this Agreement, Purchaser hereby delivers to Seller the amount of One Hundred and No/100 Dollars ($100.00) (“Independent Contract Consideration”), which amount the parties bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and shall be retained by Seller notwithstanding any other provisions of this Agreement.

ARTICLE 2:INSPECTIONS

2.1    Property Information. Seller has made available to Purchaser via access to Seller’s Yardi lease management system and an electronic data room located at https://app.box.com/folder/307352996979?s=lan48ir8cwj6s7vgx23ib7qupifj5n80 (collectively, the “Data Site”) copies of, or access to with the right to copy, the following (“Property Information”):

(a)    the standard form of apartment lease used by Seller for the Property and copies of the existing Leases in the possession or control of Seller and/or the property manager for the Property;

(b)    a current rent roll of the Property, indicating apartments subject to executed Leases, and Security Deposits, pet and other deposits held (the “Rent Roll”);

(c)    a list of Tangible Personal Property, if any;

(d)    an ALTA/NSPS land title survey of the Property originally dated November 14, 2017 and last revised May 5, 2021, prepared by Aiken & Yelle Associates, PA (the “Existing Survey”);

(e)    the owner’s policy of title insurance dated June 15, 2021 issued by Chicago Title Insurance Company as Policy Number 3430621-07300CH (the “Existing Owner’s Policy”);

(f)    the Phase I Environmental Site Assessment Report dated April 29, 2021, prepared by Partner Engineering (project number 21-315914.2) (the “Existing Phase I”);

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(g)    operating statements used by Seller in the ordinary course of the operations of the Property (the “Operating Statements”) and the aged delinquency report used by Seller in the ordinary course of the operations of the Property (the “A/R Report”);

(h)    construction plans, drawings and specifications for the development and construction of a multi-family residential community on the Property, if any;

(i)    a list of service contracts and maintenance agreements, if any, for the provision of labor, services, materials, equipment rental or supplies relating to the operation or maintenance of the Property, as more particularly set forth on Schedule 2, exclusive of Seller’s property management agreement, which property management agreement shall be terminated by Seller prior to Closing (collectively, “Service Contracts”); and

(j)    the items and information pertaining to the Property that are set forth on Schedule 3 attached hereto.

Upon Purchaser’s request, Seller shall provide to Purchaser, or make available to Purchaser with the right to copy, such additional due diligence materials in Seller’s possession or control relating to the Property that are reasonably requested by Purchaser.

Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information or as to any other materials or information provided or made available to Purchaser. The Property Information and all other information other than Excluded Information (as hereinafter defined) furnished to, or obtained through inspection of the Property by, Purchaser or Purchaser’s Affiliates will be subject to the confidentiality provisions of Section 11.15 hereof.

2.2    Inspections. Subject to the rights of tenants and the provisions of Paragraph 2.3 below, during the pendency of this Agreement, Purchaser shall have the right to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and other non-proprietary information pertaining to the Property which it desires to review (excluding appraisals, internal valuations or other proprietary materials that may be in Seller’s possession).

2.3    Conduct of Inspections.

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(a)    Inspections in General. During the pendency of this Agreement, Purchaser, Purchaser’s Affiliates (as hereinafter defined), and each of their respective agents, officers, employees, consultants, partners, contractors, attorneys, accountants, actual and potential investors, actual and potential lenders, engineers, directors, representatives and advisors (collectively, “Purchaser’s Representatives”) shall have the right to enter the Property (subject to the rights of tenants) for the purpose of making non-invasive physical investigations and non-invasive testing (collectively, “Investigations”) as Purchaser deems necessary or desirable in connection with Purchaser’s acquisition of the Property, which Investigations shall be at Purchaser’s sole risk, cost and expense, as provided herein. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller and Hawthorne Residential Partners, LLC as additional insureds and with an insurer and insurance limits (minimum $3.5 million) and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times, during normal business hours, after at least twenty-four (24) hours prior written notice to Seller, which notice shall be provided via email to Jonathan Tambellini (email: jtambellini@hrpliving.com), shall comply with all of Seller’s reasonable requirements (including the requirements of any of Seller’s contractors performing work at the Property) regarding entry upon the Property, shall not unreasonably interrupt or interfere with any construction, renovation, maintenance or other work being performed at the Property, and Seller and Seller’s agent shall have the right to accompany Purchaser or Purchaser’s Representatives during any activities performed by Purchaser or Purchaser’s Representatives on the Property; provided, however, Seller will use reasonable efforts to provide Purchaser notice if a representative of Seller will be present at any Investigation, and if Seller has agreed to a scheduled Investigation following notice from Purchaser in accordance with the terms hereof and Seller’s representative fails to attend at the agreed upon scheduled time, Purchaser shall not be required to reschedule such Investigation. Upon at least forty-eight (48) hours’ prior written notice and request from Purchaser, Seller shall notify tenants of the Property and permit Purchaser and Purchaser’s Representatives to view apartments, subject to the rights of any tenants under their leases and the terms of the leases, if any, and except to the extent specifically prohibited in such tenants’ leases. If any Investigations performed by Purchaser or Purchaser’s Representatives (whether performed before or after the Date of this Agreement) damages any portion of the Property, Purchaser will restore the Property to substantially the same condition as existed immediately before such Investigation; provided, however, the foregoing restoration obligation shall not apply to (a) any damages arising from the gross negligence or willful misconduct of Seller or Seller’s Representatives, nor (b) the mere discovery of pre-existing conditions so long as such condition is not exacerbated by Purchaser and/or Purchaser’s Representatives (and then, only to the extent of such exacerbation). Except for Seller’s, or Seller’s Representatives’ (as hereinafter defined), fraud, gross negligence or willful misconduct, Purchaser shall indemnify, defend and hold harmless Seller, Seller’s property manager, and Seller’s shareholders, partners, directors, officers, existing lenders, and employees (“Seller’s Representatives”) and the Property from and against any and all losses, out-of-pocket costs, damages, claims, or liabilities arising out of or in connection with any entry or Investigations performed by Purchaser or Purchaser’s Representatives; provided, however, the foregoing indemnity shall not be applicable to the mere discovery of an existing condition on the Property, so long as such condition is not exacerbated by Purchaser and/or Purchaser’s Representatives’ actions (and if so exacerbated, the foregoing indemnity shall only apply to the extent of such exacerbation). This indemnity shall survive any Closing or any termination of this Agreement. In addition, Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser’s Representatives with respect to any Investigations of the Property performed by Purchaser or Purchaser’s Representatives. If any such lien shall at any time be filed, Purchaser shall cause the same to be discharged within seven (7) business days after knowledge by Purchaser thereof by satisfying the same or, if Purchaser in its reasonable discretion and good faith determines that such liens should be contested, by obtaining a bond reasonably satisfactory to Seller. Failure by Purchaser to discharge such lien or obtain such bond within the seven (7) business day period shall be a material breach of this Agreement and shall entitle Seller, at its option and in addition to any other remedy Seller may have at law, in equity or by contract, immediately to declare this Agreement be terminated. Seller shall, at no cost or expense, reasonably cooperate with Purchaser and Purchaser’s Representatives with respect to scheduling entry onto the Property and the performance of Purchaser’s Investigations. Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, in no event shall Purchaser or Purchaser’s Representatives have the right of entry or the right to perform any Investigations on or at Building 1000 located on the Property. As used in this Agreement, the term “Purchaser’s Affiliate” shall mean, collectively, (a) any entity that directly or indirectly controls, is controlled by or is under common control with Purchaser, (b) any entity in which Purchaser owns an economic interest, and (c) any entity that directly or indirectly owns an interest in Purchaser; the term “control” meaning the power to direct the management of such entity through voting rights, ownership, or contractual obligations.

(b)    Environmental Investigations and Release. Purchaser’s Investigations under Paragraph 2.3(a) may include a non-invasive phase I environmental site assessment (a “Phase I”), property condition and engineering investigation and radon testing of the Property, but no Phase II environmental inspection or other physically invasive inspection, boring, drilling or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed and no samples or other materials shall be submitted to any testing laboratory or similar facility without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. The inspections under this Paragraph 2.3(b) shall be subject to the notice requirements and rights of tenants under their Leases. Purchaser, for itself and Purchaser’s Affiliates, waives and releases Seller and Seller’s Affiliates (hereafter defined) from and against any liability or claim related to the Property arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, or any other cause of action based on any other state, local, or federal environmental law, rule or regulation. The provisions of this paragraph shall survive the Closing or any earlier termination of this Agreement. “Seller’s Affiliates” means (a) any entity that directly or indirectly controls, is controlled by or is under common control with Seller, (b) any entity in which Seller owns an economic interest, and (c) any entity that directly or indirectly owns an interest in Seller; the term “control” meaning the power to direct the management of such entity through voting rights, ownership, or contractual obligations.

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(c)    Contact with Tenants and Governmental Authorities. Except as provided below and without Seller’s prior written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed), neither Purchaser nor any of Purchaser’s Representatives shall contact (a) any tenant, current non-tenant lease applicant, guest, invitee, employee or service provider of the Property, (b) any representative of any of them, or (c) any governmental authority having jurisdiction over the Property. At Seller's option, Seller and/or Seller’s Representatives may be present for any such entry, inspection and communication with any such tenant or non-tenant lease applicant (and their representatives) or any governmental authority; provided, however, Seller will use reasonable efforts to provide Purchaser notice if a representative of Seller will be present at any such activity, and if Seller has agreed to a scheduled activity following notice from Purchaser in accordance with the terms hereof and Seller’s representative fails to attend at the agreed upon scheduled time, Purchaser shall not be required to reschedule such activity. Notwithstanding the foregoing to the contrary, Seller hereby consents to: (i) Purchaser and/or Purchaser’s third party zoning consultant contacting the zoning department in the applicable jurisdiction for the sole purpose of obtaining such information as is reasonably necessary to provide a customary zoning report regarding the Property, including, without limitation, compliance with zoning codes, building codes and fire and safety codes, (ii) Purchaser and/or Purchaser’s third party environmental consultant contacting governmental authorities for the sole purpose of obtaining such information as is reasonably necessary to prepare a customary Phase I Environmental Site Assessment regarding the Property, and (iii) Purchaser and/or Purchaser’s Representatives reaching out to any governmental authorities or quasi-governmental authorities concerning whether there are any charges or assessments which are due and payable for water, sewer, sanitary services, garbage or other utilities or services for the Property. Purchaser’s failure to comply with the terms of this Paragraph 2.3(c) shall constitute a material default by Purchaser under this Agreement and the provisions of Section 9.1 shall apply.

2.4    Termination During Due Diligence Period. All rights of Purchaser to terminate this Agreement during the Due Diligence Period for any reason or no reason, in Purchaser’s sole and absolute discretion, have expired as of the Date of this Agreement and Purchaser shall not be entitled to terminate this Agreement based upon this Paragraph 2.4.

2.5    Purchaser’s Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller’s express representations and warranties in Paragraph 8.1, in the Seller Closing Documents and the warranty of title in the deed delivered at the Closing (“Seller’s Warranties”), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. Purchaser agrees to accept the Property on an “As is” and “Where is” basis, with all faults and any and all latent and patent defects, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller’s Warranties. Except for Seller’s Warranties, no warranty or representation is made by Seller as to (a) fitness for any particular purpose, (b) merchantability, (c) design, (d) quality, (e) condition, (f) operation or income, (g) compliance with drawings or specifications, (h) absence of defects, (i) absence of hazardous or toxic substances, (j) absence of faults, (k) flooding, or (l) compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that Purchaser has not been induced by and has not relied upon any disclosures, representations or warranties (in each case whether express or implied or oral or written) made by Seller, any partner or owner of Seller, or any affiliate, agent, employee or other representative of any of the foregoing or by Broker or any other person or entity purporting to represent Seller with respect to the Property or any other matter affecting or relating to the transactions contemplated hereby, except for Seller’s Warranties. In addition, Purchaser expressly acknowledges that from and after the Date of this Agreement, Purchaser has not been and will not be induced by and has not relied and will not rely upon any disclosures, representations or warranties (in each case whether express or implied or oral or written) made by Seller, any partner or owner of Seller, or any affiliate, agent, employee or other representative of any of the foregoing or by Broker or any other person or entity purporting to represent Seller with respect to the Property or any other matter affecting or relating to the transactions contemplated hereby, except for Seller’s Warranties. Purchaser further expressly acknowledges and agrees that no person or entity (except for Seller with respect to Seller’s Warranties) is entitled to make any disclosures, representations or warranties (in each case whether express or implied or oral or written) upon which Purchaser shall be entitled to rely, and that, Seller does not make any representations or warranties, whether express or implied or arising by operation of law, with respect to the Property or the transactions contemplated hereby, except for Seller’s Warranties.

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CONSISTENT WITH THE FOREGOING AND SUBJECT SOLELY TO CLAIMS AGAINST SELLER ON THE SELLER’S WARRANTIES, EFFECTIVE AS OF THE CLOSING DATE FOR THE PROPERTY, OTHER THAN as expressly set forth in SELLER’S WARRANTIES AND OTHER THAN WITH RESPECT TO ANY ACTS CONSTITUTING FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY SELLER, PURCHASER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY ACQUIRES THE PROPERTY SUBJECT TO (AND AGREES TO ASSUME THE RISK THEREOF, IN FULL RELIANCE UPON ITS OWN INVESTIGATIONS) AND RELEASES AND FOREVER DISCHARGES, WAIVES AND EXONERATES SELLER, SELLER’S AFFILIATES, AND THE AGENTS, AFFILIATES, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, MANAGERS, TRUSTEES, SUBSIDIARIES, PRINCIPALS, OWNERS, GENERAL PARTNERS, LIMITED PARTNERS, AS WELL AS THE SUCCESSORS AND ASSIGNS OF EACH OF PERSONS (COLLECTIVELY THE “RELEASEES”) FROM ANY AND ALL LIABILITIES, OBLIGATIONS, RIGHTS, CLAIMS, CAUSES OF ACTION AND DEMANDS AT LAW OR IN EQUITY, controversies, damage, costs, losses and expenses WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH PURCHASER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PROPERTY OR RELATING TO THE PROPERTY, THE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY AND THE PROSPECTS, FINANCIAL CONDITION, OPERATION OR RESULTS OF OPERATIONS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT, ALL CLAIMS UNDER A WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) AND INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR GOOD AND WORKMANLIKE CONSTRUCTION AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED, AND ALL CLAIMS FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ALL SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ANY OTHER BASIS FOR RECOVERY OR REIMBURSEMENT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) (COLLECTIVELY, THE “CLAIMS”). PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, EXONERATED, RELINQUISHED AND RELEASED SELLER AND ALL OTHER RELEASEES FROM AND AGAINST ANY AND ALL MATTERS AFFECTING PURCHASER AND/OR THE PROPERTY, OTHER THAN SELLER’S WARRANTIES AND OTHER THAN WITH RESPECT TO ANY ACTS CONSTITUTING FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY SELLER. In this connection and to the greatest extent permitted by law, PURCHASER hereby agrees, represents and warrants that PURCHASER realizes and acknowledges that factual matters now known or unknown to it may have given or may hereafter give rise to CLAIMS which are presently unknown, unanticipated and unsuspected, and PURCHASER further agrees, represents and warrants that the waivers and releases herein AND THE PROVISIONS OF THIS PARAGRAPH 2.5 have been negotiated and agreed upon in light of that realization and that PURCHASER nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Claims (other than Claims arising from the breach by one or more Seller’s warranties).  Seller has given PURCHASER material concessions regarding this transaction in exchange for PURCHASER agreeing to the provisions of this PARAGRAPH 2.5.

The provisions of this Paragraph 2.5 shall survive indefinitely any closing or termination of this Agreement and shall not be merged into the closing documents.

ARTICLE 3:TITLE AND SURVEY REVIEW

3.1    Title Review. As of the Date of this Agreement, Purchaser has been afforded the opportunity to review the Existing Owner’s Policy and the Existing Survey, and secure that certain Commitment for Title Insurance, having Commitment No. 25-02532CH, with an Effective Date of March 6, 2025 from the Title Company (“Title Report”) and that certain ALTA/NSPS Land Title Survey, prepared by Harold A. Yelle II, PLS, Land Surveyor No. L-2575, on behalf of Aiken & Yelle Associates, P.A., with a field date of March 17, 2025 (the “New Survey”; and together with the Existing Survey, individually or collectively, the “Survey”). Notwithstanding anything contained herein to the contrary, Purchaser shall have the right to request that the Title Company provide at Purchaser’s sole cost and expense any reinsurance or endorsements Purchaser shall request with respect to such Title Report.

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3.2    Title Objections. Prior to the Date of this Agreement, Purchaser has advised Seller in writing and in reasonable detail, which exceptions to the Title Report and Survey, other than Permitted Exceptions (as hereinafter defined), if any, are not acceptable to Purchaser (the “Title Objections”; and Purchaser’s notice of such Title Objections, the “Title Objection Notice”), and Seller has given Purchaser notice (“Seller’s Response Notice”) of (a) which Title Objections Seller will cure and/or remove at Closing or afford the Title Company necessary information or certifications to permit it to insure over such exceptions to Purchaser’s reasonable satisfaction and/or (b) any Title Objections that Seller elects not to cause to be cured, removed (other than the Mandatory Removable Items (as hereinafter defined), which Seller must, in all instances, cause to be paid, discharged or removed of record at or prior to the Closing Date) or insured over to Purchaser’s reasonable satisfaction. Except as expressly set forth on Schedule 3.2 attached hereto, Seller has elected not to cure and/or remove any of Purchaser’s Title Objections. As of the Date of this Agreement, Purchaser has waived such Title Objections which Seller has elected not to remove or insure over (to Purchaser’s reasonable satisfaction) and has elected to proceed with the purchase and take the Property subject to such waived Title Objections. Notwithstanding anything contained herein to the contrary, if the Title Report is updated after the Date of this Agreement, and shows new matters that have a material adverse effect on the use, operation or value of the Property as used and operated as of the Date of this Agreement, which was not the result of acts or omissions of Purchaser, and which were not disclosed in the Title Report obtained prior to the expiration of the Due Diligence Period, or any update to the Existing Survey is further updated or the New Survey of the Property shows new matters that have a material adverse effect on the use, operation or value of the Property as used and operated as of the Date of this Agreement and which were not included on the Existing Survey or any updated or new survey of the Property prior to the expiration of the Due Diligence Period (such new matters being referred to as “New Title Objections”) then Purchaser shall have three (3) business days after its receipt of such updated Title Report or new or updated survey of the Property disclosing such New Title Objections to deliver to Seller in writing any Title Objections to any New Title Objections, and Seller shall have two (2) business days after receipt of such Purchaser’s Objections to elect, by written notice to Purchaser (“New Title Objection Response Notice”), to cure and/or remove or not cure and/or remove the New Title Objections objected to (and the Closing Date shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for the New Title Objections). If Seller does not timely deliver the New Title Objection Response Notice or elects not cure or remove or cause the Title Company to agree to insure over (at Purchaser’s reasonable satisfaction) the New Title Objections, then, within two (2) business days after receipt of the New Title Objection Response Notice, Purchaser may by providing written notice to Seller (i) waive such New Title Objections which Seller has elected not to cure or remove or cause the Title Company to agree to insure over (at Purchaser’s reasonable satisfaction) and proceed with the purchase and take the Property subject to such New Title Objections, which shall then become Permitted Exceptions hereunder, or (ii) terminate this Agreement whereupon the Earnest Money shall be retained by Seller, and thereafter the parties shall have no further rights or obligations hereunder. Seller shall cure any New Title Objections which Seller agrees in writing to cure on or prior to Closing. If Seller is unable, or fails, to cure such New Title Objections it has agreed to cure on or before Closing, such failure shall constitute a default of Seller hereunder and the provisions of Section 9.2 hereof shall apply.

3.3    Permitted Exceptions. “Permitted Exceptions” shall mean and refer to those exceptions set forth on Schedule 4 attached hereto. Notwithstanding the foregoing, Seller shall remove at Seller’s sole cost and expense on or prior to the Closing Date (without Purchaser being required to object to same) and there shall not be treated as a Permitted Exception the following (the “Mandatory Removal Items”): (a) (i) all mortgages, assignments of leases and rents, UCC-1 financing statements or other security interests encumbering the Property, including, without limitation, the lien of the mortgages given by Seller for the benefit of Prudential Affordable Mortgage Company, LLC (the “Existing Financing”), (ii) delinquent installments of real estate taxes and assessments, (iii) mechanics or materialmans liens created by, through or under Seller and encumbering the Property and (iv) tax liens, judgement liens or any other liens or encumbrances against the Property credited by, through or under Seller and securing the payment of money of an ascertainable amount, that are not included in clauses (a)(i), (a)(ii) or (a)(iii) of this Section 3.3 and (b) any liens, exceptions or encumbrances which are voluntarily created by, under or through Seller after the Date of this Agreement without Purchaser’s consent. If Seller fails or is unable to cure the Mandatory Removal Items on or before Closing such failure shall constitute a default of Seller hereunder and the provisions of Section 9.2 hereof shall apply, provided, however, at the option of Seller, amounts which Seller is obligated to pay in connection with Seller’s removal of the Mandatory Removal Items may be paid out of proceeds from the Purchase Price, provided, further, that Title Company duly omits from Owner’s Title Policy any exceptions thereof.

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3.4    Affidavits. Seller shall have no obligation to execute any affidavits or indemnification in connection with the issuance of the Owner’s Title Policy (hereinafter defined), excepting only an owner's affidavit in the form attached hereto as Exhibit B.

ARTICLE 4:OPERATIONS AND RISK OF LOSS

4.1    Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, including construction, marketing and leasing of the Property, substantially in accordance with Seller’s market practices. Seller shall maintain in full force and effect the current property insurance on the Property. Seller will not remove any Tangible Personal Property except as may be required for necessary repairs or replacements, and any replacements shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

4.2    Performance under Leases and Service Contracts. During the pendency of this Agreement, Seller (a) will perform in all material respects its obligations under the Leases and Service Contracts substantially in accordance with Seller’s market practices (b) will not collect rent under any Leases for more than one (1) month in advance; and (c) will not apply any Security Deposits for any tenant under Leases against the payment of rents thereunder, or otherwise, unless the Lease shall have been terminated and Seller shall be in legal and actual vacant possession of the premises demised under such Lease.

4.3    Service Contracts and Leases.

(a)    Seller will not, without the prior consent of Purchaser, which consent may be withheld, in Purchaser’s sole discretion, (i) enter into any new lease (“New Leases”), (ii) amend, modify, extend or renew any existing Lease (“Lease Modifications”), (iii) terminate any existing Lease (“Lease Terminations”), or (iv) consent to any assignment or subletting of any existing Lease, except (x) Lease Terminations for tenants where eviction proceedings have commenced as of the Date of this Agreement or in connection with an emergency circumstance where Seller reasonably believes an immediate termination of such Lease is necessary to protect against harm to persons or physical property; and (y) residential New Leases and residential Lease Modifications in each case that comply with the following terms and conditions (the “Residential Leasing Guidelines”): (1) for each proposed residential New Lease, Seller shall use Seller’s standard lease form being utilized at the Property as of the Date of this Agreement, (2) any residential New Leases and Lease Modifications shall (A) for New Leases only, be for a term of not more than fifteen (15) months or less than nine (9) months (Purchaser acknowledges that Lease Modifications may be on a month to month basis), (B) be at market rate rents substantially in accordance with Seller’s market practices and (C) not provide for concessions of more than one (1) month of upfront free rent (i.e. not prorated during the term of the lease or backloaded), and (3) Seller’s diligence of the identity and creditworthiness of any potential residential tenant shall be substantially in accordance with Seller’s market practices.

(b)    Subject to any terminations required pursuant to Section 4.4, Seller shall not, without Purchaser’s consent, which consent may be withheld in Purchaser’s sole discretion, (i) enter into any new Service Contract relating to the operation of the Property that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice with no cost, premium or penalty, (ii) amend, extend or renew any Service Contract in a manner which is binding on Purchaser or the Property after Closing (other than automatic extensions or renewals of Service Contracts which Purchaser has not elected to terminate pursuant to this Agreement) unless such Service Contract is terminable without cause on 30-days’ notice with no cost, premium or penalty, or (iii) cancel any Service Contract except in the event of default by a service provider.

4.4    Assumption of Service Contracts; Termination of Service Contracts. Purchaser shall assume all Service Contracts listed on Schedule 5 attached hereto (the “Assumed Service Contracts”). Notice of termination for all Service Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and, provided that the Closing occurs hereunder, such Service Contracts shall terminate effective as of the Closing Date and Seller shall pay any cancellation fees. Seller’s obligation to pay any cancellation or termination fees shall survive the Closing.

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4.5    Damage or Condemnation. Risk of loss resulting from any fire, flood or any other casualty before the Closing, shall remain with Seller. If before the Closing, the Property shall be damaged, or if the Property or any portion thereof shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation (or if there is any notice of any such acquisition or intent to acquire by eminent domain or condemnation), then Seller shall immediately deliver written notice thereof to Purchaser. If such damage or taking shall be material damage and/or a material taking, as applicable, Purchaser may terminate this Agreement by written notice to Seller given within ten business days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser and, thereafter, neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement. If the Closing Date is within the aforesaid 10-business day period, then Closing shall be extended to the date which is five business days following the end of said 10-business day period. If no such election is made, or if the damage or taking is not material damage and/or a material taking, as applicable, this Agreement shall remain in full force and effect and (x) in the case of a taking, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and (y) in the case of damage, the purchase contemplated herein shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction and Purchaser shall receive a credit at Closing for any deductible or uninsured amount under such insurance policies and Purchaser shall be entitled to receive and keep any such monies received less and except any reasonable out of pocket costs incurred by Seller for the protection of, or emergency repairs to, the Property (including any portion of any deductible paid by Seller prior to Closing). For the purposes of this paragraph, the phrases “material damage”, “materially damaged”, “material portion”, and “material taking” means (a) damage reasonably exceeding three (3%) percent of the Purchase Price to repair as estimated by Seller’s insurance adjuster, (b) taking of the Property which has a value reasonably exceeding three (3%) percent of the Purchase Price, (c) damage, or a taking that would result in damage, which (i) permanently reduce the number of parking spaces available at the Property such that same would no longer be in compliance with any applicable zoning requirements, or (ii) materially adversely and permanently restrict access to or from the Property. Notwithstanding the foregoing or anything contained herein to the contrary, Purchaser hereby acknowledges that as of the Effective Date, that certain building shown on the Existing Survey as “Building 4” and located at 800 Churchill Downs Drive, Building 1000, Aberdeen, NC 28315 (“Building 1000”) has been damaged by a fire casualty event and the provisions of this Paragraph 4.5 shall not be applicable to such damage, and Purchaser shall have no right to terminate this Agreement pursuant to this Paragraph 4.5 with respect to same. Purchaser further acknowledges and agrees that Seller shall have no obligation to assign, transfer or set over to Purchaser any insurance proceeds that may be made (or have been made) for such damage or destruction related to Building 1000, and Purchaser shall not have any right or claim to such insurance proceeds.

4.6    Rent Ready Condition. Seller shall cause all apartments that are vacant as of five (5) business days prior to Closing to be placed in Rent Ready Condition (as hereinafter defined) on or before Closing substantially in accordance with Seller’s market practice. Not more than two (2) business days prior to Closing, a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. As used herein, “‘rent ready’ condition” means Seller’s historical management practices and procedures, as of the Date of this Agreement, with regards to preparing residential units for occupancy by tenants.

4.7    Notices. Seller shall promptly (a) deliver Purchaser copies of any notices received from (or sent by or on behalf of Seller to) any governmental authority with respect to Seller and/or the Property, and (b) notify Purchaser in writing following written receipt by Seller of notice of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property, which is instituted (or threatened in writing ) after the Date of this Agreement. Upon Purchaser’s request, from time to time, Seller shall deliver to Purchaser an updated copy of the Rent Roll and A/R Report.

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4.8    No Liens or Encumbrances. Seller shall not voluntarily create or incur (or consent to) any mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Property, other than a Permitted Exception or liens encumbering the Property as of the Date of this Agreement that will be discharged on or prior to Closing. Seller shall give Purchaser prompt written notice following Seller’s receipt of written notice of any liens (including financing liens created by, under or through Seller, and all other encumbrances (including, without limitation, mechanics’ liens and judgment liens)) that are placed on the Property from and after the Date of this Agreement, provided that the foregoing shall not in any way relieve Seller from, reduce Purchaser’s right or remedies with respect to, or otherwise modify any provision hereunder. Seller shall not alter or amend the zoning classification of the Property or any portion thereof.

ARTICLE 5:CONDITIONS PRECEDENT

5.1    Purchaser’s Conditions. Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a)    Performance. Seller’s performance or tender of performance in all material respects of its covenants and obligations under this Agreement, including, without limitation, Seller having tendered all deliveries to be made at Closing.

(b)    Representations and Warranties. Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, subject to Paragraph 9.3(b) below.

(c)    Casualty or Condemnation. The Purchaser has not elected to terminate this Agreement pursuant to Paragraph 4.5.

(d)    No Actions, Suits, etc. Seller shall not be a party to, or the subject of, any pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that would prohibit Seller’s ability to perform its obligations under this Agreement.

(e)    Title Policy. Title Company shall be unconditionally and irrevocably committed (subject to the payment of the premiums thereof and any required deliveries by Purchaser having been made by Purchaser to cause such title policy issuance) to issue to Purchaser at Closing an ALTA owner’s title policy (the “Owner’s Title Policy”) in the full amount of the Purchase Price, insuring Purchaser’s fee interest in the Property, subject only to the Permitted Exceptions.

5.2    Seller Conditions. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a)    Performance. Purchaser’s performance or tender of performance in all material respects of its obligations under this Agreement and the material truth and accuracy of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

5.3    Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Paragraphs 5.1 or 5.2 are not fulfilled or waived, the party benefitted by such conditions may, by written notice to the other party delivered prior to Closing, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraphs 5.1 and 5.2 above. In the event this Agreement is terminated as a result of the failure of any condition set forth in Paragraph 5.1, Purchaser shall be entitled to a refund of the Earnest Money (and, to the extent such failed condition constitutes a default by Seller, Paragraph 9.2 below shall govern). In any event, Purchaser's consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive Closing, but only as to of which Purchaser had knowledge as of the Closing.

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ARTICLE 6:CLOSING

6.1    Closing. The consummation of the transactions contemplated herein (“Closing”) shall occur on the Closing Date (but in no event later than the Outside Closing Date) pursuant to escrow arrangements through the offices of Escrow Agent reasonably satisfactory to Purchaser and Seller. Purchaser shall have the right to extend the Closing Date to a date certain which is five (5) days after the then-scheduled Closing Date by providing written notice of such extension to Seller not less than two (2) Business Days prior to the then-scheduled Closing Date. Upon completion of the deliveries pursuant to Paragraphs 6.2 and 6.3 below, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct Title Company to make such deliveries and disbursements according to the terms of this Agreement and any other mutually acceptable escrow instructions.

6.2    Seller’s Deliveries in Escrow. On or prior to the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following (collectively, the “Seller Closing Documents”):

(a)    Deed. A special warranty deed (warranting title for acts by, through or under Seller) (the “Deed”) in the form of Exhibit C attached hereto, executed and acknowledged by Seller, conveying to Purchaser Seller’s title to the Property, subject only to the Permitted Exceptions, and quitclaim deed, duly executed and acknowledged by Seller, conveying to Purchaser the legal description for the Land as set forth in the Purchaser’s final New Survey (the “Quitclaim Deed”);

(b)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale in the form of Exhibit D attached hereto, executed by Seller;

(c)    Condominium Conversion Agreement. A Condominium Conversion Agreement in the form set forth on Exhibit F attached hereto (the “Condominium Conversion Agreement”), executed by Seller;

(d)    State Law Disclosures; Transfer Tax Forms. Such disclosures and reports and transfer tax forms or returns, as are required from a Seller by applicable state and local law in connection with the conveyance of real property;

(e)    FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller (or if Seller is a disregarded entity, by the other appropriate entity);

(f)    Authority. Evidence of existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Company;

(g)    Rent Roll. An updated rent roll in the form of the Rent Roll, dated as of a date within five (5) days of the Closing Date, in the same form as delivered by Seller prior to the Date of this Agreement;

(h)    Affidavits. An owner’s affidavit in the form attached hereto as Exhibit B or as may otherwise be required by the Title Company;

(i)    Bringdown Certificate. A Certificate of Seller, dated as of the Closing Date, recertifying that all representations and warranties made by Seller in this Agreement are true and correct in all material respects on, and as of, the Closing Date (or noting such changes to such representations or warranties); and

(j)    Additional Documents. Any additional documents, in form and substance reasonably acceptable to Seller, that Purchaser, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

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6.3    Purchaser’s Deliveries in Escrow. On or prior to the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a)    Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account.

(b)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale in form of Exhibit D attached hereto, executed by Purchaser;

(c)    Condominium Conversion Agreement. The Condominium Conversion Agreement, executed by Purchaser;

(d)    State Law Disclosures; Transfer Tax Forms. Such disclosures and reports and transfer tax forms or returns as are required by applicable state and local law in connection with the conveyance of real property; and

(e)    Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.4    Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent an executed Closing Statement (as hereinafter defined).

6.5    Post-Closing Deliveries. Promptly after the Closing, Seller shall deliver to the Property or the offices of Purchaser’s property manager: the original Leases and lease files for all tenants (or copies if no originals are available); originals of all Assumed Service Contracts (or copies if no originals are available) and receipts for deposits; all keys and passcodes to the Property (or any portion thereof), if any, used in the operation of the Property; and, if in Seller’s possession, a copy of any “as-built” plans and specifications of the Improvements, maintenance records and warranties, Permits, books and records and other items, if any, used in the operation of the Property or otherwise set forth in Sections 1.2(b) and 1.2(d). This obligation on the part of Seller shall survive the Closing.

6.6    Notice to Tenants. Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form of Exhibit E attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

6.7    Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

6.8    Closing Costs.

Each party shall pay its portion of the following costs as indicated below:

(a)    Update to Existing Survey – Purchaser.

(b)    Owner’s Title Policy, exclusive of any extended coverage and endorsements – Purchaser.

(c)    Extended coverage. Any endorsements for Owner ‘s Title Policy – Purchaser.

(d)    Transfer taxes on the recordation of the Deed- Seller

(e)    Recording charges:

(i)    Instruments to remove encumbrances that Seller is obligated to remove – Seller.

(ii)    Deed – Purchaser.

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(f)    Appraisals, engineering studies, termite inspections, environmental inspections and other inspections and tests desired by Purchaser – Purchaser.

(g)    Costs associated with satisfying of record any Mandatory Removal Items or other items elected to be cured by Seller pursuant to the terms of Section 3.2 herein – Seller.

(h)    Real estate sales commission to Broker – Seller.

(i)    Other – The Escrow Agent’s escrow fee shall be evenly divided between the parties.

Each party shall pay its own attorneys’ fees. Any costs associated with any financing that Purchaser may obtain or assume shall be borne solely by Purchaser. All other costs shall be borne according to local custom. The provisions of this Paragraph 6.8 shall survive Closing.

ARTICLE 7:PRORATIONS

Prorations and adjustments with respect to the Property shall be made as of the Closing Date with respect to such Property as set forth in this Article 7.

7.1    Prorations. Seller shall provide a proposed proration schedule to Purchaser for Purchaser’s review and approval at least five (5) business days prior to the Closing Date and instruct Escrow Agent to prepare a draft settlement statement upon such draft proration statement and, thereafter, Seller and Purchaser shall cooperate in good faith to finalize and jointly agree upon such prorations and settlement statement (such final settlement statement being referred to herein as the “Closing Statement”). The following items (together with such other charges of every kind which in any manner relate to the operation of the Property and are customarily prorated in similar transactions (not including insurance premiums)) shall be prorated as of the date of Closing, with all items of income and expense for the Property as of 11:59PM (Eastern Time) the day prior to the Closing Date being allocated to Seller and income and expenses for the Property from and after the Closing Date being allocated to Purchaser.

(a)    Collected Rent. All collected rent and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing. Uncollected rent and other uncollected income shall not be prorated. Purchaser shall apply rent and other income from tenants that are collected after the Closing first to the obligations then owing to Purchaser for its period of ownership and to costs of collection, remitting the balance, if any, to Seller; provided, however, Purchaser’s obligation to turn over such collected rents shall continue only for a period of sixty (60) days after Closing. Any prepaid rents for the period following the month including the Closing Date shall be paid over by Seller to Purchaser. For a period of sixty (60) days after Closing, Purchaser will make reasonable efforts, without suit or the incurrence of any expenses, to collect any rents applicable to the period before Closing. Seller may not pursue collection as to any rent not collected prior to the Closing Date. Each of Seller and Purchaser expressly agrees that, if either party receives any amounts after the Closing Date which belong to the other party pursuant to the terms of this Agreement, such party shall remit to the other party such funds within thirty (30) days after receipt thereof.

(b)    Taxes and Assessments.

(i)    Proration of Taxes. Except as otherwise set forth herein, real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period (collectively, “Taxes”) not yet due and payable shall be prorated. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recently available assessed value of the Property and most recently available tax rates. Any refund or rebate of Taxes resulting from a tax abatement, or from a tax protest, challenge or appeal (an “Appeal”) for a tax year ending prior to the Closing Date shall belong to Seller, whether received before or after Closing, and Seller shall have the sole authority to prosecute such Appeals. Any refund or rebate of Taxes, less costs incurred in connection therewith, resulting from an Appeal for the tax year in which the Closing Date occurs shall be prorated between the parties as of the Closing Date, whether received before or after Closing, and Seller shall have the sole authority to prosecute any such Appeal. Purchaser will deliver to Seller any notice for real estate taxes (arising during or prior to the year in which Closing occurs) promptly upon receipt and Seller and Purchaser will cooperate with each other in any protest or other Appeal arising therefrom. Any reasonable costs Purchaser or Seller incurs in such cooperation will be paid out of any refund or rebate of Taxes arising from such protest or other Appeal.

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(ii)    Building 1000 Tax Credit. Notwithstanding anything contained herein to the contrary, at Closing, Seller shall provide Purchaser with a credit against the Purchase Price in the amount of $6,968.89 (subject to adjustment if the Closing Date is accelerated or extended in accordance with the terms of this Agreement), which amount represents that portion of Taxes for Building 1000 that would have otherwise been payable by Purchaser pursuant to Section 7.1(b)(i) above.

(c)    Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities in advance, then Purchaser shall be charged its portion of such payment at Closing. The parties shall cooperate to take all steps necessary to effectuate the transfer of all utilities to the name of Purchaser, effective as of the Closing Date.

(d)    Fees and Charges under Service Contracts, Licenses and Permits. Fees and charges under such of the Assumed Service Contracts, licenses and permits as are being assigned to and assumed by Purchaser at the Closing, shall be prorated on the basis of the periods to which such fees and charges under said Assumed Service Contracts, licenses and permits relate.

(e)    Intentionally Deleted.

(f)    Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Paragraph 7.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than sixty (60) days after the Closing (except as to real estate taxes for the year in which Closing occurs, the final adjustment with respect to which shall take place not later than thirty (30) days after the receipt of the final tax bill), based on a final proration adjustment statement jointly prepared by, and reasonably satisfactory to, Seller and Purchaser, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within ten (10) business days of written notice. Seller and Purchaser shall have reasonable access to reasonable evidence to confirm the final prorations. The adjustments, prorations and determinations agreed to by Seller and Purchaser in such final proration adjustment statement shall be conclusive and binding on the parties hereto, except for other amounts payable hereunder pursuant to provisions that survive Closing.

7.2    Deposits. All tenant Security Deposits in Seller’s or Seller’s property managers possession or control, as reflected on the final Rent Roll delivered to Purchaser (and interest thereon if required by law or contract to be earned thereon), and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller’s obligations related to such security deposits. Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any Security Deposits actually transferred to Purchaser at Closing and will reimburse Seller for all reasonable, out-of-pocket attorneys’ fees actually incurred by Seller as a result of any such claims or demands as well as for all loss, out-of-pocket expenses, verdicts, judgments, settlements, interest, and out-of-pocket costs actually incurred by Seller as a result of any such claims or demands by such tenants.

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7.3    Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies.

7.4    Sale Commissions. Seller and Purchaser each represent and warrant to the other that it has not dealt with any real estate broker, salesperson or finder in connection with this transaction other than Broker. Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of Seller. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby on behalf of, or by through or under either party, such party shall defend, indemnify and hold harmless the other from and against any such claim based upon any purported or actual statement, representation or agreement of such party.

7.5    Building 1000 Demolition Credit. At Closing, Seller shall provide Purchaser with a credit against the Purchase Price in the amount of $97,500 (the “Building 1000 Demolition Credit”) which Seller and Purchaser agree is a reasonable estimate of the costs associated with the demolition (the “Building 1000 Demolition”) of Building 1000. Seller shall have no responsibility to Purchaser to complete the Building 1000 Demolition prior to Closing, and, upon payment of the Building 1000 Demolition Credit, shall have no further obligations with respect to the Building 1000 Demolition.

7.6    Rent Ready Credit. With respect to any apartments that are vacant as of five (5) business days prior to Closing which are not placed in Rent Ready Condition on or before Closing, Seller shall give Purchaser a credit at Closing (the “Rent Ready Credit”) in the amount of $750.00 per apartment unit.

7.7    The provisions of this Article 7 shall survive the Closing for a period of 90 days, except for obligations regarding real estate taxes, which shall be governed by the terms of Section 7.1(f).

ARTICLE 8:REPRESENTATIONS AND WARRANTIES

8.1    Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that, as of the Date of this Agreement and as of the Closing Date:

(a)    Organization and Authority. Seller has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized (and all required consents or approvals have been or will be duly obtained prior to Closing) and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)    Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending, or to Seller’s knowledge, threatened in writing, against Seller or the Property, including condemnation proceedings, which (i) challenges or impairs Seller's ability to execute or perform its obligations under this Agreement, or (ii) materially and adversely affects the Property and which is not covered by insurance. Seller has not received any written notice of any condemnation, and to Seller’s knowledge, no such condemnation is threatened against Seller or the Property or any portion thereof.

(c)    Rent Roll and Operating Statements. (i) The Rent Roll, Operating Statements and A/R Report were prepared by or for Seller in the ordinary course of business and, as of the Date of the Agreement, are the Rent Roll, Operating Statements and A/R Report used and relied upon by Seller in connection with its operation of the Property; (ii) there are no leases affecting the Property other than the Leases set forth on the Rent Roll; (iii) the copies of the Leases delivered or made available to Purchaser are true, correct and complete copies of the Leases in Seller’s possession; and (iv) except as set forth on the Rent Roll, no tenant under any Lease has prepaid any rent or other amount more than one (1) month in advance; and (iv) Seller has not assigned, pledged, or hypothecated its right to collect rent under the Leases, except in connection with the Existing Financing which will terminated at Closing pursuant to the terms hereof.

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(d)    Service Contracts. Except for the Service Contracts listed on Schedule 2 attached hereto, neither Seller, nor to Seller’s knowledge, Seller’s property manager, has entered into any service, maintenance, supply or other contacts in connection with the operation of the Property which will be binding on Purchaser following Closing and the information set forth on Schedule 2 is true, correct and complete in all material respects. The copies of the Service Contracts delivered or made available to Purchaser are true, correct and complete copies of the Service Contracts in Seller’s possession. To Seller’s knowledge, neither Seller, nor any other party, is in material default under any Service Contract. There is no agreement with respect to the management of the Property that will be binding on Purchaser after the Closing.

(e)    Compliance with Law. Seller is not in actual receipt of any written notice, addressed specifically to Seller and sent by any governmental authority or agency having jurisdiction over the Property, that the Property or its use is in material violation of any law, ordinance, or regulation and, to Seller’s knowledge, the Property is not in violation of laws applicable to the Property.

(f)    Environmental. Seller has delivered to Purchaser a true, correct and complete copies of the Phase I. Seller has not filed any notice under any federal or state indicating past or present treatment, storage or disposal of any hazardous materials at the Property.

(g)    OFAC. Seller and to Seller’s knowledge, each person or entity directly or indirectly owning an interest in Seller is not (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), (ii) a person or entity with whom Seller or Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, and (iii) is not a person or entity that is listed in the Annex to Executive Order 13224. The term “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. The term “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism.” None of the funds or other assets of Seller constitute property of, or, to Seller’s knowledge, or are indirectly owned by any person, entity, or government subject to trade restrictions under United States Law, including, but not limited to, the International Emergency Economic Powers Act, , 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that the investment in Seller is prohibited by Law or Seller is in violation of Law.

(h)    ERISA; Employees. Seller does not hold the “plan assets” of any employee benefit plan or other plan within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA. Neither Seller nor any entity that would be considered a single employer with Seller under Code Section 414(b) or Code Section 414(c) has incurred any liability with respect to any “employee benefit plan” within the meaning of Section 3(3) of ERISA, with respect to persons who are or were employed at the Property or otherwise perform or performed services at the Property that has subjected the assets of the Property to a lien under ERISA or the Internal Revenue Code of 1986, as amended. Seller has no, and has never had any, employees. There are no collective bargaining agreements or other union contracts to which Seller is a party or which bind the Property, including the operation thereof.

(i)    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, or (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets.

(j)    Tax Appeals. There is no pending tax appeal with respect to real property taxes for the Property.

(k)    No Purchase Options. Seller has not granted (other than to Purchaser pursuant to this Agreement) any right or option to acquire the Property or any portion thereof or any interest therein, and to Seller’s knowledge, no person or party (other than Purchaser pursuant to this Agreement) has any right or option to acquire the Property or any portion thereof or interest therein.

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(l)    No Encumbrances. The Tangible Personal Property to be transferred to Purchaser hereunder is free and clear of any liens, charges or encumbrances, except for Permitted Exceptions.

“Seller’s knowledge” as used in this Agreement means the current actual knowledge of Shoff Allison, without any duty of inquiry or investigation. In no event shall Purchaser have any personal claim against the above-named individual as a result of the reference thereto in this Agreement, and Purchaser waives and releases all such claims which Purchaser now has or may later acquire against such individual in connection with the transaction contemplated in this Agreement.

8.2    Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)    Organization and Authority. Purchaser has been duly organized and is validly existing as a limited liability company, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Purchaser has the full right and authority to, and has obtained any and all consents required to, enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b)    Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c)    OFAC. Purchaser and each person or entity directly or indirectly owning an interest in Purchaser (i) are not currently identified on the List, (ii) are not a person or entity with whom Seller or Purchaser are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iii) are not a person or entity that is listed in the Annex to Executive Order 13224, (iv) are not a Purchaser Embargoed Person (as hereinafter defined). None of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Purchaser Embargoed Person. The term “Purchaser Embargoed Person” means any person, entity or government subject to trade restrictions under United States Law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that the investment in Purchaser is prohibited by Law or Purchaser is in violation of applicable law.

(d)    ERISA. Purchaser does not hold and will not fund the Purchase Price or any of its obligations under this Agreement with “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and the transactions contemplated by this Agreement will not violate any laws regulating investments of, or fiduciary obligations with respect to, governmental plans, applicable to the Purchaser.

ARTICLE 9:DEFAULT AND DAMAGES

9.1    Default by Purchaser. If Purchaser shall default in a material obligation under this Agreement resulting in the failure of the Closing to occur on the Closing Date, and Seller is ready, willing and able to close in accordance with the terms of this Agreement, Purchaser agrees that Seller shall have the right to terminate the Agreement and obtain and retain, and to unilaterally instruct the Escrow Agent to deliver to Seller, the Earnest Money as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money represents a reasonable estimate of Seller’s damages. Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder. In no event shall Purchaser be liable to Seller for any punitive, speculative or consequential damages in connection with this Agreement. If this Agreement is so terminated, neither party shall have any further rights under this Agreement except for rights and obligations which, by their terms, survive the termination of this Agreement, and Purchaser shall have no further right, title, or interest in or to the Property.

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9.2    Default by Seller. If Seller shall default in a material obligation under this Agreement and such default continues for a period of five (5) business days following Purchaser’s notice to Seller of such default (except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder on the Closing Date), Purchaser’s sole remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return of the Earnest Money, and, thereafter, neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement, and Seller shall reimburse Purchaser for Purchaser’s reasonable, documented, out-of-pocket expenses incurred with respect to this Agreement and the transactions contemplated hereby up to $250,000 (the “Expense Reimbursement”), or (b) to bring a suit for specific performance, provided that any suit for specific performance must be brought within sixty (60) days of Seller’s default, to the extent permitted by law, Purchaser hereby waiving the right to bring suit at any later date. As a condition precedent to any suit for specific performance, Purchaser must have tendered to the Escrow Agent all of its deliveries on or before the Closing Date. If the equitable remedy of specific performance is not available due to Seller’s intentional conveyance of the Property to a third party prior to Closing then, in addition to a return of the Earnest Money and payment by Seller of the Expense Reimbursement, Purchaser may seek any other right or remedy available at law or in equity, including, without limitation, the right to seek recovery of its actual damages against Seller; provided, however, in no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages in connection with this Agreement. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

9.3    Limitations.

(a)    Limitation Period. Seller’s warranties, representations and indemnities contained in this Agreement are made as of the Date of this Agreement and shall be deemed remade as of the Closing Date and shall not be deemed to be merged into or waived by instruments of Closing. Notwithstanding the foregoing, Seller’s warranties, representations and indemnities in this Agreement shall survive Purchaser’s purchase of the Property only for a period of nine (9) months after the Closing Date (the “Limitation Period”). Seller’s liability for breach of any such representation or warranty or under any such indemnity shall be limited to the amount by which claims exceed an aggregate of $25,000 (the “Floor”) (in which case Seller shall be liable for the full amount of such liability (i.e. not only the amount in excess of the Floor), subject to the Cap (as hereinafter defined)) and Seller’s aggregate liability for claims arising out of such representations, warranties and/or indemnities shall not exceed $750,000 (the “Cap”). If following Closing, Purchaser first obtains actual knowledge of any breach of representation or warranty of Seller hereunder for which Purchaser’s actual damages would reasonably be determined to exceed the Floor, Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such warranties or representations and/or claim for indemnification (“Claims Notice”). Purchaser shall allow Seller up to thirty (30) days within which to cure such breach or settle such claim (and the Limitation Period shall be extended commensurately to enable Seller to cure such breach or settle such claim during the 30-day cure period). If Seller fails to cure such breach or settle such claim after written notice and within such cure period, Purchaser's sole remedy shall be an action at law for actual damages as a consequence thereof (including any additional liability incurred by Purchaser as a result of any delay caused by Seller’s attempt to cure such breach or settle such claim during the cure period), which must be commenced, if at all, within the Limitation Period. The Limitation Period referred to herein shall apply to unknown as well as known breaches and claims. Purchaser’s waiver and release set forth in Paragraph 2.5 shall apply fully to liabilities under such representations and warranties and is hereby incorporated by this reference. Except as specifically provided in this paragraph, none of Seller’s representations, warranties, indemnities, covenants or agreements shall survive the Closing. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Paragraph 9.3(a) does not apply to the obligations of the parties with respect to prorations and adjustments under Article 7, which shall survive until the parties’ satisfaction of their respective obligations under Paragraph 7.1(f).

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(b)    Disclosure. Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of its representations or warranties untrue in any material respect because of events that have occurred which are beyond Seller’s control or because of new information of which Seller has become aware, Seller may disclose such matters to Purchaser in writing (a “Pre-Closing Disclosure”). No such Pre-Closing Disclosure will be deemed to cure any breach by Seller of this Agreement. In the event that Seller makes a Pre-Closing Disclosure which discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth was not a misrepresentation when made by Seller or is not the result of Seller’s breach of any express covenant set forth in this Agreement, in which case Purchaser shall be entitled to exercise all of its remedies under Section 9.2). If the matters making the representations and warranties of Seller untrue in any material respect would result in Purchaser’s actual damages reasonably being determined to be (i) equal to or in excess of the Material Matter Threshold (as hereinafter defined), then Purchaser shall have the right to elect, in writing, within five (5) days of becoming aware of such matters (and the Closing Date shall be extended commensurately if the Closing would have occurred but for such five (5)-day response period) to terminate this Agreement whereupon the Earnest Money shall be returned to Purchaser, and thereafter the parties shall have no further rights or obligations hereunder, or (ii) less than the Material Matter Threshold, but equal to or in excess of $50,000 (or if Purchaser does not elect to terminate this Agreement pursuant to subsection (i) above), then upon written notice given to Purchaser within three (3) business days of Seller becoming aware of such matters, Seller may, at its option, either (x) at Closing, provide Purchaser with a credit against the Purchase Price in an amount necessary to cure such matters(s), as reasonably determined by Purchaser and Seller, or (y) elect to cure such matters on or before Closing; provided, if Seller is unable to so cure such matters on or prior to Closing, then Seller shall be deemed to have elected the option contained in subparagraph (x) above. Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any liability on the part of Seller for breaches of representations and warranties of which Purchaser had knowledge as of the Closing. For the purposes of this paragraph, “Material Matter Threshold” means $250,000.

(c)    Liquidity. Seller does hereby further covenant to Purchaser that Seller shall maintain its legal existence in good standing as a Delaware limited liability company and not dissolve or unwind until the expiration of the Limitation Period (and, if a claim has been made by Purchaser against Seller in a Claims Notice prior to the expiration of the Limitation Period, thereafter until the claim has been resolved by agreement of the parties or judicial determination) and will maintain access to liquidity in an amount not less than the Cap during such time; provided, however, following the expiration of the Limitation Period, Seller shall only be required to maintain access to liquidity in the amount of any claim timely made by Purchaser prior to the expiration of the Limitation Period if the amount of such claim is less than the Cap.

(d)    The provisions of this Article 9 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 10:EARNEST MONEY PROVISIONS

10.1    Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price at Closing and deliver it to Seller.

10.2    Termination. Except as otherwise expressly provided in this Agreement, upon not less than five (5) business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

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10.3    Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4    Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

ARTICLE 11:MISCELLANEOUS

11.1    Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. Notwithstanding the foregoing, Purchaser may, without Seller’s consent, (a) direct that the deed be granted to one (1) or more entities under common control with Purchaser or Bluerock Homes Trust, Inc., a Maryland corporation (“BHT”) or (b) assign its interest under this Agreement to one or more entities which are, directly or indirectly controlling, controlled by or under common control with Purchaser or BHT. In addition to the foregoing, (i) Seller’s consent shall be deemed given if Purchaser’s assignment is pursuant to Section 11.17 of this Agreement, and (ii) Seller shall cooperate with Purchaser in connection with Purchaser’s effectuating the acquisition of the Property utilizing a Delaware statutory trust structure. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

11.2    Disclosures. Subject to Section 11.15, neither Seller, Purchaser, nor their respective affiliates, representatives or agents, shall make or issue (or cause to be made or issued) any public announcement or disclosure of any information related to this Agreement or the transactions contemplated by this Agreement to outside brokers or third parties, before or after the Closing (whether or not the Closing occurs), without the prior written specific consent of the other; provided, however, that each of Seller and Purchaser may make disclosure of this Agreement and the transactions contemplated by this Agreement (a) to persons involved in this transaction, including, without limitation, its respective lenders (actual and potential), creditors (actual and potential), investors (actual and potential) accountants, counsel, officers, managers, members, partners, employees and agents as necessary to perform its obligations hereunder (each, a “Permitted Outside Party” and, collectively, the “Permitted Outside Parties”) and (b) in connection with any securities filings and associated press releases required in connection with the sale or acquisition of the Property, including disclosures to investors or the filing of any Form 8-K or any related filings with the U.S. Securities and Exchange Commission, in each case, without the other party’s prior approval, agreement or consent. Notwithstanding the foregoing or anything to the contrary contained herein, after Closing, subject to Section 11.15, either party may, without the other party’s prior approval, agreement or consent, issue a press release announcing the consummation of the transactions contemplated by this Agreement, provided that neither party may make any public announcement specifically naming the other party (or their respective affiliates) or the financial details of the transaction (including, without limitation, the Purchase Price) without the prior written specific consent of the other. In the event of a breach or threatened breach by Seller, Purchaser or Seller’s Representatives or Purchaser’s Representatives, as applicable, of this Paragraph 11.2, then in addition to any other remedy available hereunder the non-breaching party shall be entitled to an injunction restraining the breaching party from disclosing, in whole or in part, such confidential information. Notwithstanding anything contained herein, neither Seller nor Purchaser shall be liable for punitive, consequential (including diminution in value), incidental or special damages in connection with this Section 11.2, and the sole remedy for a breach of the terms of this Section 11.2 by either party shall be for the other party to seek to recover its actual damages caused by such breach, and in no event shall either party have the right to terminate this Agreement as a result of such breach. The provisions of this Section 11.2 shall survive Closing.

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11.3    Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4    Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5    Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State in which the Property is located.

11.6    No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.7    Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.8    Time. Time is of the essence in the performance of this Agreement.

11.9    Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable fees, costs, charges and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.10    Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by email with “LEGAL NOTICE” in the subject line, with written confirmation sent the same day by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered upon transmission of such email, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by email or personal delivery and delivered after 5:00 p.m. Eastern time, shall be deemed received on the next business day. A party’s address may be changed by at least three (3) days prior written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

11.11    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

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11.12    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located or in the State of New York, in which event the period shall run until the end of the next succeeding day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Eastern time unless another time is expressly set forth herein with respect to such period of time.

11.13    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by email delivery, in electronic PDF form counterparts of the signature pages, which PDF counterparts shall be deemed originals.

11.14    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.15    Confidentiality. Purchaser and Seller shall (and shall instruct Purchaser’s Representatives and Seller’s Representatives, as applicable, to) hold in strictest confidence the terms of this Agreement and the transaction contemplated hereby and all data and information (other than Excluded Information (hereinafter defined)) obtained with respect to the purchase, sale, construction, operation and management of the Property, whether obtained before or after the execution and delivery hereof, and including the results of Investigations undertaken pursuant to Article 2, and shall not use such terms, data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Purchaser nor Seller from disclosing to its respective Permitted Outside Parties as necessary to perform their designated tasks hereunder, provided Purchaser and Seller, as applicable, advises any such Permitted Outside Party of the confidential nature of the information disclosed. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Purchaser or Seller; (b) is rightfully received from a third party without an obligation of confidentiality; (c) is required to be disclosed by law, rule or regulation promulgated by the Securities and Exchange Commission or any stock exchange or final court order; provided that, to the extent not prohibited by such law, rule or regulation, or final court order, the disclosing party shall provide the non-disclosing party with written notice before making any such disclosure; (d) is already known by Purchaser (or Purchaser’s Representatives) or Seller (or Seller’s Representatives), as the case may be, without an obligation of confidentiality, (e) is independently developed by Purchaser (or Purchaser’s Representatives) or Seller (or Seller’s Representatives), as the case may be without the use of or reference to any confidential information, or (f) is approved by Seller or Purchaser, as the case may be, in writing for disclosure (collectively, (a) – (f) is referred to herein as the “Excluded Information”). In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall, upon Seller’s written request, promptly return to Seller (or destroy) all originals and copies in Purchaser’s (or Purchaser’s Representatives’) possession of all Property Information and any other statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement and the transactions contemplated hereby, and, at the Seller’s written request, deliver to Seller, without any representation or warranty or any right of reliance, the Purchaser’s Reports. In the event of a breach or threatened breach by Seller, Purchaser or Seller’s Representatives or Purchaser’s Representatives, as applicable, of this paragraph, then in addition to any other remedy available hereunder the non-breaching party shall be entitled to an injunction restraining the breaching party from disclosing, in whole or in part, such confidential information. Notwithstanding anything contained herein, neither Seller nor Purchaser shall be liable for punitive, consequential (including diminution in value), incidental or special damages in connection with this Section 11.15, and the sole remedy for a breach of the terms of this Section 11.15 by either party shall be for the other party to seek to recover its actual damages caused by such breach, and in no event shall either party have the right to terminate this Agreement as a result of such breach. The provisions of this Section 11.15 shall survive Closing.

11.16    Rule 3-14 Audit. From and after the Closing, Seller shall cooperate with reasonable requests of Purchaser and provide Purchaser with reasonable access to the books and records of Seller with respect to the Property for purposes of preparing audited financial statements for the three (3) full calendar years immediately preceding the Closing Date (and the stub period covering the calendar year in which the Closing Date occurs), such financial statements to be prepared at Purchaser’s sole cost and expense. Seller shall provide Purchaser or its accountants with reasonable access to such books and records, and endeavor to respond to Purchaser’s or its accountants questions related to such books and records, as Purchaser or its accountants shall reasonably require in order to enable Purchaser or its accountants to prepare such audited financial statements in accordance with requirements of Regulation S-X, Rule 3-14 of the U.S. Securities and Exchange Commission. This Section 11.16 shall survive the Closing for a period of one (1) year.

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11.17    Like-Kind Exchange. Seller agrees to cooperate with Purchaser so that Purchaser may, at its own option, cost and expense, elect to participate in a tax deferred exchange under Section 1031 of the Internal Revenue Code in connection with this transaction; provided, however, Seller shall not be required to enter into the chain of title on any other properties (other than the Property) or incur any expense to accommodate Purchaser. The closing of the transactions contemplated in this Agreement shall not be unreasonably delayed because of any such 1031 like kind exchange.

11.18    Further Assurances. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be reasonably necessary to carry out the intent and purpose of this Agreement.

11.19    Limitation of Liability. Notice is hereby given that all persons dealing with Seller and/or Purchaser shall look to the assets of Seller and/or Purchaser, as applicable, for the enforcement of any claim against Seller and/or Purchaser. None of the officers, directors, employees, members, owners, partners or shareholders of Seller and/or Purchaser shall have any personal liability for any of the liability or obligations of Seller and/or Purchaser, as applicable.

[Signature Page Follows]

24

Execution Version

SIGNATURE PAGE TO
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
HAWTHORNE PINES, LLC
AND
BHM DST ACQUISITIONS, LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

SELLER:

HAWTHORNE PINES, LLC,

a Delaware limited liability company

By:	/s/ Shoff Allison

Name: D. Shoffner Allison

Title: President

Dated as of: April 8, 2025

PURCHASER:

BHM DST ACQUISITIONS, LLC

a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

Dated as of: April 8, 2025

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of Article 10 hereof.

CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ M. Scott Mansfield
	Name:	M. Scott Mansfield
Date: April 8, 2025	Title:	V.P.

“Escrow Agent”

EXHIBITS

A. - Legal Description

B. - Owner’s Affidavit

C. - Deed

D. - Assignment of Leases and Contracts and Bill of Sale

E. - Notice to Tenants

F. - Condominium Conversion Agreement

Schedule 1 - List of Tangible Personal Property

Schedule 2 - List of Service Contracts

Schedule 3 - Property Documents

Schedule 4 - List of Permitted Exceptions

Schedule 5 - Assumed Service Contracts

EXHIBIT A

LEGAL DESCRIPTION

Lying and being situate in Moore County, North Carolina, and being more particularly described as follows:

Parcel 1:

Being all of Phase I, comprising 13.85 acres, more or less, as shown on that certain recombination survey and subdivision of Clearwater Apartments, LLC recorded in Plat Cabinet 8, Slide 576, Moore County Registry, and being more particularly described by metes and bounds as follows:

Beginning at a new iron pin located in the common corner with Phase 2 as shown on the above described plat, and in the western margin of the right of way of an unopened street as shown on said plat, said Point of Beginning being located south 31 degrees 24 minutes 07 seconds east 2,620.09 feet (ground) from NCGS Monument Union having NC grid coordinates north 514268.200 and east 1877491.600; thence with the western right of way of said unopened street the following two (2) calls: south 35 degrees 20 minutes 17 seconds east 306.43 feet to a new iron pin; thence with a curve to the right the following three (3) calls, having a radius of 1095.00 feet an arc distance of 416.24 feet, and chord bearing and distance of south 24 degrees 35 minutes 55 seconds east 413.74 feet to a computed point thence as a curve to the right, having a radius of 1095.00 feet, an arc distance of 23.42 feet, and a chord bearing and distance of south 13 degrees 5 minutes 45 seconds east 23.42 feet to a new iron pin; thence as a curve to the right, having a radius of 1095.00 feet, an arc distance of 91.83 feet, and chord bearing and distance of south 10 degrees 4 minutes 51 seconds east 91.80 feet to an existing concrete monument located at the intersection of the western right of way of Saunders Boulevard, a sixty foot wide public right of way, and the northern right of way of Stephanie Street, an unopened 60 foot wide right of way; thence with the northern right of way of Stephanie Street south 85 degrees 11 minutes 42 seconds west 919.38 feet to an existing iron pipe in the southeastern corner of the property of Lynn Dyer Lineberry as recorded in deed book 565, page 87, Moore County Registry; thence with the eastern boundary of said Lineberry Property and the property of Jane M. Johnston, et als as recorded in deed book 1187, page 86, Moore County Registry, north 7 degrees 12 minutes 56 seconds west 691.16 feet to a new iron pin in the southwestern corner of the property of Clearwater Apartments Two, LLC as recorded in Deed Book 1774, page 392, Moore County Registry; thence with the following sixteen (16) calls; north 82 degrees 50 minutes 01 seconds east 173.63 feet to a new iron pin; thence south 7 degrees 26 minutes 39 seconds east 10.09 feet to a new iron pin; thence north 82 degrees 44 minutes 54 seconds east 26.86 feet to a new iron pin; thence north 7 degrees 21 minutes 9 seconds west 15.63 feet to new iron pin; thence north 82 degrees 48 minutes 33 seconds east 13.73 feet to a new iron pin; thence south 8 degrees 0 minutes 58 seconds east 4.48 feet to a new iron pin; thence north 89 degrees 39 minutes 18 seconds east 52.00 feet to a new iron pin; thence north 82 degrees 47 minutes 34 seconds east 149.90 feet a new iron pin; thence north 6 degrees 28 minutes 20 seconds west 91.78 feet to a new iron pin; thence north 82 degrees 40 minutes 40 seconds east 22.31 feet to a new iron pin; thence north 47 degrees 28 minutes 14 seconds east 69.43 feet to a new iron pin; thence with a curve to the right, having a radius of 336.00 feet, an arc distance of 121.53 feet, and a chord bearing and distance of south 32 degrees 7 minutes 21 seconds east 120.87 feet to a new iron pin; thence north 65 degrees 31 minutes 26 seconds east 47.59 feet to a new iron pin; thence south 24 degrees 53 minutes 24 seconds east 10.10 feet to a new iron pin; thence north 65 degrees 29 minutes 2 seconds east 44.66 feet to a new iron pin; thence 12 degrees 21 minutes 53 seconds east 16.43 feet to the Point of Beginning containing 13.85 acres, more or less, as shown on survey prepared by Central Carolina Surveyors, P.A. for BBR/Clearwater 1, LLC, dated March 14, 2003, last revised August 2, 2007, reference to which this survey is hereby made.

Parcel 2:

A tract of land in the Town of Aberdeen, Sandhills Township, Moore County, North Carolina, and being all of Phase Two of Clearwater Apartments Two, as recorded in Plat Cabinet 12, Slide 299, in the Moore County Registry of Deeds (the "Registry"), described more particular as follows:

BEGINNING at an existing concrete monument, said monument being located on the southeastern corner of the property owned (now or formerly) by Pinecrest Manor as described in Deed Book 1187 at Page 86 of the Registry and the western right of way margin of an "Unopened Street" (a 60' public right-of-way) recorded in Plat Cabinet 12, sheet 299 of the Registry; said point of beginning being further located S. 29-50-53 E. 1879.94 feet from N.C.G.S. Monument "Union" (Grid Coordinates N = 514268.200; E = 1877491.600); thence from said point of beginning and with the western right-of-way margin of said Unopened Street S35°20'17"E 742.60 feet to a point located in the northeastern corner of the property owned (now or formerly) by Clearwater Apartments, LLC as described in Deed Book 1533 at Page 423 of the Registry; thence with the northern boundary of said Clearwater property the following sixteen (16) courses and distances: (1) S12°21'53"W 16.43 feet to a point (2) S65°29'02"W 44.66 feet to a point; (3) N24°53'24"W 10.10 feet to a point; (4) S65°31'26"W 47.59 feet to a point; (5) with a curve to the left a distance of 121.53 feet having a radius of 336.00 feet subtended by a chord of N32°07'21"W 120.87 feet to a point (6) S47°28'14"W 69.43 feet to a point (7) S82°40'40"W 22.31 feet to a point; (8) S06°28'20"E 91.78 feet to a point (9) S82°47'34"W 149.90 feet to a point; (10) S89°39'18"W 52.00 feet to a point (11) N08°00'58"W 4.48 feet to a point; (12) S82°48'33"W 13.73 feet to a point; (13) S07°21'09"E 15.63 feet to a point (14) S82°44'54"W 26.86 feet to a point; (15) N07°26'39"W 10.09 feet to a point; and (16) S82°50'01"W 173.63 feet to a point located on the eastern boundary of the above referenced Pinecrest Manor property; thence with the eastern and southeastern boundaries of said Pinecrest Manor property the following two (2) courses and distances: (1) N07°12'58"W 548.79 feet to a point; and (2) N54°44'00"E 332.57 feet to the POINT AND PLACE OF BEGINNING containing 6.95 acres more or less as shown on a survey prepared by Aiken & Yelle Associates, P.A. dated September 6, 2006, last revised September 13, 2007.

PARCELS 1 & 2 ALSO BEING DESCRIBED AS:

Being a tract of land in the Town of Aberdeen, Sandhills Township, Moore County, North Carolina, and being all of PHASE 1 (PARCEL 1) of Clearwater Apartments, LLC, as recorded in Plat Cabinet 8, Slide 576, in the Moore County Registry of Deeds, and being all of Phase Two (PARCEL 2) of Clearwater Apartments Two, as recorded in Plat Cabinet 8, Slide 576, in the Moore County Registry of Deeds and more particularly described as follows:

Beginning at an existing concrete monument, said monument being located at the southeastern corner of the property owned (now or formerly) by Pinecrest Manor as described in Deed Book 1187 at Page 86 of the Registry and western right of way margin of an "Unopened Street" (a 60' public right of way) recorded in Plat Cabinet 8, sheet 576 of the Registry; said point of beginning being further located S29°50'53"E 1,879.94 feet from N.C.G.S. Monument "Union" said beginning point having NC Grid Coordinates N 512,637.88, E 1,878,427.11; thence from the point of beginning and with the western right of way margin of said Unopened Street S35°21'16"E 742.91 feet to an iron pipe located in the northeastern corner of the property owned (now or formerly) by BBR/Clearwater 1, LLC as described in Deed Book 3319 at Page 464 of the Registry; thence, continuing along the western right of way of said unopened street, the following two (2) courses and distances: (1) S. 35°20'16" E. a distance of 306.44 feet to an existing iron pipe; and (2) along a curve to the right, having a radius of 1,095.00 feet, an arc length of 531.51 feet, a chord bearing and distance of S. 21°35'25" E. 526.31 feet to an existing concrete monument marking intersection of the western margin of the right-of-way for Saunders Boulevard (60' wide public right-of-way) and the northern margin of the right-of-way for said Stephanie Street; thence, along the northern margin of the right-of-way for said Stephanie Street, S. 85°11'42" W. a distance of 919.45 to an iron pipe corner having NC Grid Coordinates of N 511,215.60 , E 1,878,311.68, said iron pipe also marks the southeast corner of now or formerly Lynn Dyer Lineberry as recorded in Deed Book 565, Page 87, Moore County Registry; thence, along the eastern line of said Lynn Dyer Lineberry property and the eastern line of now or formerly Jane M. Johnston, et als as recorded in Deed Book 1187, Page 86, Moore County Registry, N. 07°12'56" W. a distance of 691.16 feet to an iron pipe; thence with the eastern and southeastern boundaries of said Pinecroft Manor property the following two (2) courses and distances: (1) N07°12'56"W 548.67 feet to a concrete monument; and (2) N54°39'38"E 332.41 feet to the Point and Place of Beginning containing 20.796 acres more or less as surveyed by Aiken & Yelle Associates, PA.

EXHIBIT B

OWNER’S AFFIDAVIT

OWNER AFFIDAVIT AND INDEMNITY AGREEMENT

(NO RECENT IMPROVEMENTS AND NO EXECUTORY CONTRACTS FOR IMPROVEMENTS)

PARTIES: All parties identified in this section must execute this Agreement.

OWNER: HAWTHORNE PINES, LLC, a Delaware limited liability company

(NOTE: There can be more than one Owner if the Property has been owned by multiple parties or has been conveyed with the 120-Day Lien Period. A separate Agreement is requirement for each successive owner in the 120-Day Lien Period.)

PROPERTY: See Exhibit A attached hereto and by this reference incorporated herein

DEFINITIONS: The following capitalized terms as used in this Agreement shall have the following meanings:

•	Improvement: All or any part of any building, structure, erection, alteration, demolition, excavation, clearing, grading, filling, or landscaping, including trees and shrubbery, driveways, and private roadways on the Property as defined below.
•	Labor, Services or Materials: Labor or professional design (including architectural, engineering, landscaping) or surveying services or materials or rental equipment for which a lien can be claimed under NCGS Chapter 44A, Article 2.
•	Contractor: Any person or entity who has performed or furnished or has contracted to perform or furnish Labor, Services or Materials pursuant to a contract, either express or implied, with the Owner of real property for the making of an Improvement thereon. (Note that services by architects, engineers, landscapers, surveyors, furnishers of rental equipment and contracts for construction on Property of Improvements are often provided before there is visible evidence of construction.)
•	120-Day Lien Period: The 120 days immediately preceding the date of recordation of the latter of the (i) deed to purchaser, or (ii) deed of trust to lender (if any) in the Office of the Register of Deeds of the county in which the Property is located.
•	Owner: Any person or entity, as defined in NCGS Chapter 44A, Article 2, who has or has had any interest in the Property within the 120-Day Lien Period. For the purposes of this Agreement, the term Owner includes: (i) a seller of the Property or a borrower under a loan agreement secured by the Property; (ii) a person with rights to purchase the Property under a contract and for whom an Improvement is made and who ordered the Improvement to be made; and (iii) the Owner’s successors in interest and agents of the Owner acting within their authority.
•	Company: The title insurance company providing the title policy for the Current Transaction contemplated by the Parties herein.
•	Affiant: The individual signatory for the Owner having the authority to bind the Owner and/or one having personal knowledge of the facts stated herein.
•	Property: The real estate described on Exhibit A and any leaseholds, tenements, hereditaments, and improvements placed thereon.
•	Current Transaction: a contract, lease, option or offer to make a contract, lease or option on the Property.
•	All defined terms shall include the singular or plural as required by context.

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the purchase of the Property by a purchaser and/or the making of a loan by a lender secured by a deed of trust encumbering the Property and the issuance of a title insurance policy or policies by Company insuring title to the Property without exception to matters 1 through 5 below; Owner certifies and Affiant first being duly sworn, deposes, says and agrees:

1.    Mechanics Liens: To the knowledge of the Affiant, at no time during the 120-Day Lien Period have any Labor, Services or Materials been furnished at the request or direction of Owner in connection with a contract, express or implied, for Improvements to the Property (including architectural, engineering, landscaping or surveying services or materials or rental equipment) for which a lien can be claimed under NCGS Chapter 44A nor have any Labor, Services or Materials been furnished on the Property prior to the 120-Day Lien Period that will or may be completed after the date of this affidavit OR only minor repairs and/or alterations to pre-existing Improvements have been made and Owner certifies such repairs and/or alterations have been completed and those providing Labor, Services or Materials for the repairs have been paid in full or will be paid in the ordinary course of business.

2.    Parties in Possession: To the knowledge of the Affiant, the Owner’s enjoyment of the Property has been peaceful and undisturbed and title to the Property has not been disputed or questioned during the Owner’s ownership of the Property; and the Affiant has no knowledge of any facts by reason of which title to or possession of the Property might be disputed or questioned, or by reason of which any claim to the property or any portion thereof might be asserted adversely to Owner. The Rent Roll attached hereto as Exhibit B (the “Rent Roll”) sets forth the tenancies, leases, occupancies or parties in possession of the Property as of the date hereof. The leases shown on the Rent Roll do not contain an option to purchase or right of first refusal. The unrecorded lease(s) are, by their terms, subordinate to the lien of the deed of trust to be insured herein.

3.    Gap: Schedule B-I, Item 1 of the Company’s Commitment takes exception to defects, liens, encumbrances, adverse claims or other matters, if any created, first appearing in the public records or attaching subsequent to the effective date of the Commitment but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by the Commitment. The Owner agrees to (1) promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts or omissions, or alleged acts or omissions(collectively, “objection(s) to title”) which may arise or be filed, as the case may be, against the Property during the period of time between the most recent effective date of the Commitment and date of the recording of the deed, mortgage, or other such insured instrument with respect to the Property, and (2) hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys fees which the Company may sustain or incur by the Insured (hereinafter defined) by reason of Owner’s failure to so remove, bond or otherwise dispose of any said objection(s) to title within ten (10) days after written demand from the Company. Notwithstanding anything contained herein to the contrary, the Company shall use good faith and diligent efforts to cause all documents creating the interest to be insured to be submitted for recording as soon as possible, but, in any event, no later than three (3) business days after the date hereof. Owner shall have no obligations or liability hereunder with respect to any defects, liens, encumbrances, adverse claims, actions or other objectional matters to title which may arise or be filed as a result of the acts or by permission of the Insured, its agents or representatives

4.    Reliance and Indemnification: The parties hereto acknowledge and agree this Agreement may be relied upon by BHM DST Acquisitions, LLC, a Delaware limited liability company (the “Insured”), the Insured’s lender in connection with the issuance of a loan secured by a deed of trust encumbering the Property and by Company in issuance of a title insurance policy or policies insuring title to the Property without exception to matters certified or assured or confirmed in this Agreement. The provisions of this Agreement shall survive the disbursement of funds and closing of this transaction and shall be binding upon Owner and anyone claiming by, through or under Owner. The undersigned is executing this affidavit solely in his capacity as the _________________ of Owner. Accordingly, the undersigned will have no personal liability (monetary or otherwise) to the Company.

PROVIDING A FALSE AFFIDAVIT IS A CRIMINAL OFFENSE

EXECUTION BY OWNER

______________________________ (SEAL) By: ______________________________ Printed or Typed Name/Title: ______________________________ By: ______________________________ Printed or Typed Name/Title: ______________________________	State of ____________ County of ______________ Signed and sworn to (or affirmed) before me this day by ______________________________ ____________________ [insert name(s) of principal(s)]. Date: ____________________________ ______________________________, Notary Public My Commission Expires: ______________________	(Affix Official/Notarial Seal)

EXECUTION BY AFFIANT

______________________________ (SEAL) Name:	State of ____________ County of ______________ Signed and sworn to (or affirmed) before me this day by ______________________________ ____________________ [insert name(s) of principal(s)]. Date: ____________________________ ______________________________, Notary Public My Commission Expires: ______________________	(Affix Official/Notarial Seal)

EXHIBIT A – LEGAL DESCRIPTION

EXHIBIT B- RENT ROLL

EXHIBIT C

FORM OF DEED

Excise Tax:	$_______________________	PIN(s):

Prepared by and Return to:
______________________

______________________

______________________

Attention: ______________

Brief Description for the Index

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED made this ____ day of ___________, 2025, by and between

GRANTOR	GRANTEE

Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.g. corporation or partnership.

The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that Grantor, for and in consideration of the sum of TEN DOLLARS ($10) and other good and valuable consideration in hand paid to the undersigned by Grantee, the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL, CONVEY and CONFIRM unto Grantee in fee simple that certain real property being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon (collectively, the “Property”); SUBJECT TO permitted exceptions set forth on Exhibit B attached hereto.

The Property hereinabove described was acquired by Grantor by instrument recorded in Book __________, Pages ___________, Moore County Registry.

All or a portion of the Property herein conveyed does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the Property, together with all and singular the rights, hereditaments, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns in fee simple, and Grantor hereby agrees to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor but not otherwise.

[Remainder of page intentionally left blank; Signatures on following pages]

IN WITNESS WHEREOF, Grantor has caused this instrument to be signed in its name this ____day of ___________, 2025, and delivered as of the date indicated on the first page of this Deed.

GRANTOR:

By:
Name:
Title:

____________________ County, __________________

I certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: ____________________________.

Date: _____________, 2025.

Notary Public

Printed Name:______________________________________

My Commission Expires:______________________________

[Affix Notary Stamp or Seal]

EXHIBIT A

(to Deed)

Legal Description

[to be inserted]

EXHIBIT B

(to Deed)

Permitted Exceptions

[to be inserted]

EXHIBIT D

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE

This instrument (this “Assignment”) is executed and delivered as of the ____ day of _________, 202__ pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated ____________, 202__, by and between _____________, a _______________ (“Seller”), and _____________, a _______________ (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, furnishings, equipment, machinery, supplies and other tangible personal property owned or leased by Seller, as more particularly described on Exhibit C attached hereto and located in or on the Real Property, except any such personal property belonging to tenants under the Leases or the management agent; provided, however, that Purchaser shall remove all references to “Hawthorne at the Pines” and any trade names or trademarks that include the name ‘Hawthorne” or that are associated with Hawthorne Residential Partners contained on any signs, within ninety (90) calendar days after the date hereof.

(b)    Intangible Personalty. All the right, title and interest of Seller, if any and without representation or warranty, in and to all intangible personal property related to the Real Property, including, without limitation, all of the following items, to the extent assignable: (i) licenses, permits, approvals, consents, authorizations, variances or waivers and certificates of occupancy relating to the Property, (ii) the right to use any and all trademarks, marketing materials, logos and marks in connection with the Property (including any websites, URLs and social media or networking accounts to the extent owned by Seller and (and not Seller’s property manager), (iii) if still in effect, all guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the operation of the Property, (iv) telephone exchange numbers, general ledgers, account and tenant files, and (v) plans and specifications and other architectural and engineering drawings for the Improvements, if any, but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including “Hawthorne” and all derivations thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Real Property.

2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following (the “Assigned Property”):

(a)    Leases. All of the landlord’s right, title and interest in and to the leases, subleases, lettings, licenses or occupancy agreements relating to the Real Property, including all amendments, modifications, supplements, guaranties, additions, extensions and renewals thereof or with respect thereto, as more particularly described on Exhibit B attached hereto (collectively, the “Leases”) and all unapplied refundable security deposits and any letters of credit with respect to the Leases (collectively, the “Security Deposits”), together with any refundable reimbursements and other sums due under the Leases, including, without limitation, prepaid fees and rent thereunder;

(b)    Service Contracts and Commission Agreements. Seller’s right, title and interest in and to the service contracts described in Exhibit C attached hereto (the “Contracts”).

3.    Assumption. Purchaser hereby accepts and assumes the liability and obligations of Seller under the Leases and Contracts.

4.    Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Real Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

5.    Disclaimer. To the maximum extent permitted by applicable law and except for Seller’s express representations and warranties in Paragraph 8.1 in the Agreement (which provisions are hereby incorporated by this reference as if herein set out in full) and in this Assignment, the Personal Property and Assigned Property are conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE REAL PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

6.    Limitation of Liability. Notice is hereby given that all persons dealing with Seller and/or Purchaser shall look to the assets of Seller and/or Purchaser, as applicable, for the enforcement of any claim against Seller and/or Purchaser. None of the officers, directors, employees, members, owners, partners or shareholders of Seller and/or Purchaser shall have any personal liability for any of the liability or obligations of Seller and/or Purchaser, as applicable.

7.    Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this Assignment, the parties may execute and exchange by email delivery, in electronic PDF form counterparts of the signature pages, which PDF counterparts shall be deemed originals.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

_______________________________,

a ______________________________

By:
Name:
Title:

Date: _____________________, 202_

PURCHASER:

_______________________________,

a ______________________________

By:
Name:
Title:

Date: _____________________, 202_

[ATTACH EXHIBITS]

EXHIBIT E

FORM OF NOTICE TO RESIDENTS

[Date]

To All Tenants of ______________________

Dear Ladies and Gentlemen:

Please be advised that effective _______, 2025, ________________________, a _______________________ (“Exiting Owner”), has sold ___________________________ to __________________, a ____________________ (“Purchaser”). Purchaser’s address for the purposes of receiving notices is:

[____________]

[____________]

[____________]

Effective immediately, please make all rent checks payable to _________________ and deliver all rental payments to _______________ [or deliver them to the on-site manager’s office]. The property manager will be following up with more detail on how to make rent payments using their portal.  In connection with the transfer and assignment of your lease, on or about the date hereof, Purchaser has assumed the obligations of the transferor as landlord under your lease and has also been transferred any unapplied and refundable portion of your security deposit(s).

The new manager for the property is _______________. Please contact property management at _____________ (tel) or __________________ (email) if you have any questions regarding this transfer.

Very truly yours,

SELLER:

_______________________________,

a ______________________________

By:
Name:
Title:

Date: _____________________, 202_

EXHIBIT F

CONDOMINIUM CONVERSION AGREEMENT

RECORDING REQUESTED BY:

WHEN RECORDED MAIL THIS INSTRUMENT TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

_______________ Apartments

PROHIBITION AGAINST

CONDOMINIUM CONVERSION AGREEMENT

THIS PROHIBITION AGAINST CONDOMINIUM CONVERSION AGREEMENT (the “Condominium Agreement”) is made and entered into as of __________________, 202_, by and between _____________________ (“Purchaser”) and __________________ (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of ______________, 202_ (the “Sale Agreement”) relating to the sale by Seller to Purchaser of that parcel of real property located in ________ County, _________, and more particularly described on Exhibit “A” attached hereto (the “Land”), together with certain apartment buildings and related personal property and other rights located thereon and relating thereto (the “Improvements” and the Land and the Improvements collectively referred to herein as the “Property”).

WHEREAS, as a condition to Seller conveying the Property to Purchaser and in consideration of Seller accepting the purchase price and conveying the Property as set forth in the Sale Agreement to Purchaser, Purchaser has agreed with Seller to execute and record this Condominium Agreement providing for certain restrictions relating to the future use of the Property for a period of time after the date of this Condominium Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:

Section 1. Definitions and Interpretation. The following terms shall have the respective meanings assigned to them in this Section 1 unless the context in which they are used clearly requires otherwise:

“Condominium Conversion” – Shall mean the filing or recording of any document providing for the conversion of the Property to a form of condominium ownership under any state or local statute or ordinance.

“County” – The county in which the Land is located.

“First Mortgage” – As defined in Section 20(a) hereof.

“First Mortgagee” – As defined in Section 20(a) hereof.

“Foreclosure Purchaser” – As defined in Section 20(a) hereof.

“Hazardous Materials” or “Hazardous Substances” – Shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; any Regional Water Quality Control Board; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

“Improvements” – As defined in the Recitals hereof.

“Indemnified Parties” – As defined in Section 3 hereof.

“Land” – As defined in the Recitals hereof.

“Property” – As defined in the Recitals hereof.

“Purchaser” – As defined in the Preamble hereof. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

“Seller” – As defined in the Preamble hereof.

“Term” – As defined in Section 7 herein.

“Units” – Shall mean any portion of the Property created in connection with any Condominium Conversion.

Section 2. Restriction Limiting the Sale of Units. The Purchaser hereby acknowledges and agrees that during the Term of this Condominium Agreement:

(a.)    The Property shall not be subject to any Condominium Conversion and neither shall any portion of the Property be converted to Units for sale in connection with a Condominium Conversion nor shall the title to any such Units be transferred to any party.

(b.)    No part of the Property will at any time be owned or used as a cooperative housing corporation, community apartment property or stock corporation.

The Purchaser hereby covenants and agrees to include the requirements and restrictions contained in this Condominium Agreement in any documents transferring any interest (other than a leasehold interest to an individual tenant) in the Property to another person to the end that such transferee had notice of, and is bound by, the requirements and restrictions hereof.

Section 3. Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Seller, and each of its members, partners, officers, directors, trustees, affiliates, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents (collectively, the “Indemnified Parties”) from any and all demands, claims, including claims for personal injury, property damage or death, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, whether in tort, contract or otherwise (including without limitation, court costs and reasonable attorneys’ fees and disbursements) actually incurred by Seller of the Indemnified Parties arising out of, or in any way relating to: (a) in the event Purchaser fails to strictly comply with the provisions of Section 2 hereof, claims made or brought by any party or parties who acquire or contract to acquire any ownership interest in the Property following the date hereof, their agents, employees and successors and assigns in connection with or related to (i) the physical condition of the Property including, without limitation, latent or patent defects, and claims relating to the existence of asbestos, any other construction defects, claims relating to mold, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials or Hazardous Substances on, under or about the Property, and (ii) any law or regulation applicable to the Property, including, without limitation, any environmental law and any other federal, state or local law; and (b) a breach of any of the covenants, terms and conditions of this Condominium Agreement by Purchaser. Purchaser does now and shall at all times consent to the right of Indemnified Parties to approve and appoint defense counsel and to participate in or assume the defense of any claim. Until any determination is made in any appropriate legal proceeding challenging the obligation of Purchaser herein, Purchaser’s obligations under all the terms and provisions of this Section shall remain in full force and effect. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and has reviewed with its counsel the full meaning and affect of the foregoing indemnity.

Purchaser’s Initials ________

Section 4. Consideration. In consideration of the Seller’s acceptance of the purchase price for the Property from Purchaser, Purchaser has entered into this Condominium Agreement and has agreed to restrict the uses to which the Property can be put on the terms and conditions set forth herein.

Section 5. Intentionally Deleted.

Section 6. Intentionally Deleted.

Section 7. Term. This Condominium Agreement and all and several of the terms hereof shall become effective upon its execution and delivery and shall remain in full force and effect until [insert date which is ten years after closing date], 202__, unless sooner terminated by the mutual agreement of Seller and Purchaser (the “Term”). Upon the termination of the Term of this Condominium Agreement, the parties hereto agree to execute, deliver and record appropriate instruments of release and discharge of the terms hereof; provided, however, that the execution and delivery of such instruments shall not be necessary or a prerequisite to the termination of this Condominium Agreement in accordance with its terms.

Section 8. Covenants to Run With the Land. The Purchaser and Seller hereby subject the Property to the covenants, reservations and restrictions set forth in this Condominium Agreement. The Purchaser and the Seller hereby declare their express intent that the covenants, reservations and restrictions set forth herein shall be deemed covenants running with the land and shall pass to and be binding upon the Purchaser’s successors in title to the Property; provided, however, that on the termination of this Condominium Agreement said covenants, reservations and restrictions shall expire. Each and every contract, deed or other instrument hereafter executed covering or conveying the Property or any portion thereof shall conclusively be held to have been executed, delivered and accepted subject to such covenants, reservations and restrictions, regardless of whether such covenants, reservations and restrictions are set forth in such contract, deed or other instrument.

Section 9. Burden and Benefit. The Purchaser and Seller hereby declare their understanding and intent that the burden of the covenants set forth herein touch and concern the Land in that the Purchaser’s legal interest in the Property is rendered less valuable thereby. The Purchaser and Seller hereby further declare their understanding and intent that the benefit of such covenants touch and concern the Land by enhancing and increasing the enjoyment and use of the Property by persons entitled to rent the apartments contained therein.

Section 10. Uniformity: Common Plan. The covenants, reservations and restrictions hereof shall apply uniformly to the entire Property in order to establish and carry out a common plan for the use of the Property.

Section 11. Enforcement. If the Purchaser or any of its successors or assigns defaults in the performance or observance of any covenant, agreement or obligation of the Purchaser and its successors or assigns set forth in this Condominium Agreement, then the Seller or any of the Indemnified Parties it may, at its option, take any one or more of the following steps: (a) by mandamus or other suit, action or proceeding at law or in equity, to require the Purchaser and its successors and assigns to perform its obligations and covenants hereunder, or enjoin any acts or things which may be unlawful or in violation of the rights of the Seller hereunder; or (b) take such other action at law or in equity as may appear necessary or desirable to enforce the obligations, covenants and agreements of the Purchaser hereunder. All rights and remedies as set forth herein shall be cumulative and non-exclusive to the extent permitted by law.

Section 12. Recording and Filing. The Seller shall cause this Condominium Agreement and all amendments and supplements hereto and thereto, to be recorded and filed in the real property records of the County. The Seller shall pay all fees and charges incurred in connection with any such recording.

Section 13. Attorneys’ Fees. In the event that a party to this Condominium Agreement brings an action against any other party to this Condominium Agreement by reason of the breach of any condition or covenant, representation or warranty in this Condominium Agreement, or otherwise arising out of this Condominium Agreement, the prevailing party in such action shall be entitled to recover from the other reasonable attorneys’ fees to be fixed by the court which shall render a judgment, as well as the costs of suit.

Section 14. Governing Law. This Condominium Agreement shall be governed by the laws of the State of _________.

Section 15. Amendments. This Condominium Agreement shall be amended only by a written instrument executed by the parties hereto or their successors in title, and duly recorded in the real property records of the County.

Section 16. Notice. Any notice required to be given hereunder shall be made in writing and shall be given by personal delivery, certified or registered mail, postage prepaid, return receipt requested, at the addresses specified below, or at such other addresses as may be specified in writing by the parties hereto:

TO SELLER:	_____________________________ _____________________________ _____________________________ _____________________________ Attention: _____________________ Email: ________________________
with a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 Attn: Alison Jones and Colony C. Canady Email: alison.jones@alston.com and colony.canady@alston.com

TO PURCHASER:	____________________________. ____________________________. ____________________________. Attn: ________________________ (___) ___-____ (___) ___-____ (FAX) E-mail: __________________
With a copy to:	____________________________. ____________________________. ____________________________. Attn: ________________________ (___) ___-____ (___) ___-____ (FAX) E-mail: __________________

Notice shall be deemed given three business days after the date of mailing, by certified mail, postage prepaid, return receipt requested, or, if personally delivered, when received.

Section 17. Severability. If any provision of this Condominium Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions hereof shall not in any way be affected or impaired thereby.

Section 18. Multiple Counterparts. This Condominium Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument, and each of which shall be deemed to be an original.

Section 19. Mortgagee’s Rights.

A.    Definitions. For purposes of this Section 19, the following terms shall have the following meanings:

“First Mortgage” shall mean any bona-fide unpaid and outstanding mortgage or deed of trust on the Property or other instrument creating a security interest against the Property having priority of record over all other recorded liens except those governmental liens and statutory liens which are made superior by statute.

“First Mortgagee” shall mean [Freddie Mac] and its successors and assigns, and any party that is the holder of any First Mortgage, and each such party’s successors and assigns.

“Foreclosure Purchaser” shall mean (i) a First Mortgagee, (ii) an affiliate of a First Mortgagee, (iii) a purchaser at a foreclosure sale, and (iv) any transferee of a First Mortgagee or affiliate of a First Mortgagee who acquires the Property through the sale of the Property at a foreclosure (or a conveyance pursuant to a deed-in-lieu of foreclosure).

(B) Transfer of Property to or from First Mortgagee. A Foreclosure Purchaser shall be liable Seller and the Indemnified Parties under this Condominium Agreement only for a breach of this Condominium Agreement, including but not limited to the restrictions contained in Section 2, that first occurs during such Foreclosure Purchaser’s ownership of the Property, and any such liability is expressly limited to such Foreclosure Party’s interest in the Property. No Foreclosure Purchaser will be liable to the Seller and the Indemnified Parties for any violation of this Condominium Agreement by any other party, including any other Foreclosure Purchaser, whether such violation occurs before or after the applicable Foreclosure Purchaser acquires title to the Property, and regardless of whether the applicable Foreclosure Purchaser consented to or permitted the actions constituting such violation. In no event will the remedies for any violation of this Condominium Agreement include a right to rescind the sale of the Property to [______________________] [insert Purchaser at Closing], nor any right of reversion or right to repurchase the Property, all of which remedies are hereby expressly disclaimed. The Foreclosure Purchaser by taking title to the Property agrees that it has assumed and shall be bound by said restrictions in Section 2, in connection with any subsequent sale or transfer of the Property, and all other terms and conditions of this Condominium Agreement.

C.    No Amendments. No amendment of this Condominium Agreement shall be effective without the written consent and approval of any First Mortgagee, which shall not be unreasonably withheld, conditioned and/or delayed.

Section 20. Joint and Several Liability of Purchaser. In the event more than one person and/or entity executes this Condominium Agreement as Purchaser, each such person and/or entity which comprises Purchaser under this Condominium Agreement shall be jointly and severally liable for all of the obligations, covenants, liabilities and indemnifications of the Purchaser under this Condominium Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Condominium Agreement as of the day and year first written above.

SELLER :

[SELLER SIGNATURE BLOCK TO BE INSERTED]

PURCHASER:

___________________________,

a _____________________________

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

On _____________________, 202_, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted including, ______________________, a ___________________________, executed the within instrument.

his area for official notarial seal)

WITNESS my hand and official seal

Signature ________________________________________________

STATE OF	)
) SS.
COUNTY OF	)

On _____________________, 202_, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted including, ______________________, a ___________________________, executed the within instrument.

(This area for official notarial seal)

WITNESS my hand and official seal

Signature __________________________________________________

EXHIBIT A

[Legal Description of Land]

SCHEDULE 1

LIST OF PERSONAL PROPERTY

Attached.

SCHEDULE 2

LIST OF SERVICE CONTRACTS

SCHEDULE 3

PROPERTY DOCUMENTS

Seller to provide the following list of property information to the extent it exists and is in Seller’s possession.

1.	Operating Statements and Financials
a.	Historical operating statements from ownership for the past three (3) years
b.	Aged receivables
2.	Rent Roll
a.	Detailed rent roll including concessions, employee units, non-revenue units, security deposits, delinquencies, in-place rents and street rents
b.	Concessions report, lease expiration report, unit availability report, box score, projected occupancy report, leasing activity report, renewal report, reason for move-out report, and work order report
3.	Real Estate Taxes
a.	Tax bills and assessment notices for the Property for the past three years
4.	Personal Property Inventory
a.	Personal property inventory
5.	Capital Expenditure
a.	Capital expenditure history through the current year-to-date
6.	Utility Bills
a.	Utility bills (gas, electric, water and sewer) for the past year, as well as current year-to-date
7.	Employee Information
a.	List of personnel, wages & benefits; including rent discounts, if any
8.	Certificates of Occupancy / Zoning
a.	Notice from any government authority regarding code violations
b.	Existing PZR zoning reports
c.	All certificates of occupancy, if any in Seller’s possession
9.	Leases, Tenant Information and Marketing
a.	Copy of Form Lease and all addendums
b.	Rent qualification criteria
c.	Leasing brochure and marketing material
d.	Corporate unit agreements, if any
e.	Traffic source report for previous 12 months
f.	Resident demographic profile
10.	Building Plans and Specifications
a.	Site plans and floor plans
11.	Licenses, Permits and Warranties
a.	Pool Permits
b.	Business licenses
12.	Title / Survey
a.	Title commitment and copies of underlying and recorded documents (if ordered by Seller)
b.	Copy of Owner’s Title Policy from Seller Acquisition
c.	Copy of existing ALTA Survey
d.	HOA documents, correspondence, and assessments, if any
e.	Bond related documents, if any

13.	Third Party Reports
a.	Phase I Environmental Report
b.	Flood zone documentation and Elevation certificates, if applicable
c.	Termite Report and Termite Bond, if any
14.	Service Contracts
a.	All contracts and service agreements
15.	Specific Property Related
a.	Property phone numbers

b.	Professional photos
c.	Historical insurance loss runs
d.	Fire Alarm, Sprinkler, Extinguishers inspection report
e.	Backflow Prevention inspections reports
16.	Construction Related
a.	Copies of all warranties including Subcontractor warranties including but not limited to, roofs, windows, materials, and construction, if any

SCHEDULE 3.2

SELLER’S RESPONSE TO PURCHASER’S TITLE OBJECTIONS

1.	With respect to Purchaser’s objection to Schedule A, Item 5 of the Title Commitment (as defined in the Title Objection Notice), at Closing, Seller will deliver (i) the Deed, and (ii) the Quitclaim Deed, in accordance with the provisions of Section 6.2 of this Agreement.

2.	As Purchaser’s objection to the Requirements set forth on Schedule B, Part I of the Title Commitment, at Closing, Seller shall execute and deliver the following documents in accordance with the provisions of Sections 6.2 of the Agreement: (i) the Deed, (ii) an owner’s affidavit in the form attached to the Agreement as Exhibit B, or as may otherwise be reasonably required by the Title Company and approved by Seller (a “Title Affidavit”), and (iii) such evidence of existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Company.

3.	At Closing Seller shall cause the release or discharge of the Mandatory Removal Items, including the release or discharge of the Existing Financing (as such term is defined in the Agreement), in accordance with Section 3.3 of the Agreement.

SCHEDULE 4

LIST OF PERMITTED EXCEPTIONS

1.	Taxes and assessment for the year 2025, and subsequent years, not yet due or payable.

2.	Any right, easement, setback, interest, claim, encroachment, encumbrance, violation, variations or other adverse circumstance disclosed by plat(s) recorded in Plat Cabinet 8, Slide 576; Plat Cabinet 9, Page 460; and Plat Cabinet 12, Slide 299.

3.	Easement(s) to Carolina Power & Light Company recorded in Book 1605, Page 377.

4.	Utility Easement to Carolina Telephone and Telegraph Company recorded in Book 1636, Page 480.

5.	Terms, conditions and easement in Easement and Memorandum of Agreement to Time Warner Entertainment-Advance/Newhouse Partnership d/b/a Time Warner Cable through its East Region and Charter Communications recorded in Book 3759, Page 512; Book 3822, Page 319; and Book 5460, Page 6.

6.	Rights of tenants in possession, as tenants only, under unrecorded residential leases.

7.	All matters shown on that certain ALTA/NSPS Land Title Survey, prepared by Harold A. Yelle II, PLS, Land Surveyor No. L-2575, on behalf of Aiken & Yelle Associates, P.A., dated March 17, 2025, and last revised March _____, 2025.

SCHEDULE 5

LIST OF ASSUMED SERVICE CONTRACTS